UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12.

ENERJEX RESOURCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

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4040 Broadway, Suite 508
San Antonio, TX 78209

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, April 27, 2017

The annual meeting of stockholders of EnerJex Resources, Inc., a Nevada corporation (the “Company”) will be held on Thursday, April 27, 2017, at 9:00 a.m. local time, at the offices of the Company located at 4040 Broadway, Ste. 508, San Antonio, Texas 78209, for the following purposes:

1.	To elect four (4) persons to our board of directors, each to hold office until the 2018 annual meeting of stockholders and until their respective successors shall have been duly elected or appointed and qualify.
2.	To elect two (2) Series A Representatives to the board of directors (this proposal has been tabled).
3.	To ratify the transaction between the Company, on the one hand, and PWCM Investment Company IC LLC, a Delaware limited liability company, and the other purchasers of our secured bank debt (collectively, the“Successor Lenders"), on the other hand, in which (i) the Successor Lenders would agree to forgive our existing secured loan in the approximate principal amount of $17,295,000, and in exchange enter into a secured promissory note (the“Restated Secured Note") in the original principal amount of $4,500,000; (ii) the Company would convey our oil and gas properties and certain other assets in Colorado, Texas, and Nebraska; (iii) the Company would retain its assets in Kansas, subject to Successor Lenders’ first-priority lien on those assets; and (iv) the Company can prepay the loan at full at any time during the term of the Restated Secured Note (which is initially six months with two options to extend the term by 90 days) upon payment of $3,300,000 to the Successor Lenders.
4.	To consider and vote upon a proposal to authorize the board of directors to effect a reverse stock split of the outstanding shares of our common stock at an exchange ratio of not less than 1-for-2 and no more than 1-for-25, with the board of directors having the discretion to determine (i) whether or not to effect any reverse stock split and (ii) the exact ratio of any reverse split, at a ratio of whole numbers within the above range.
5.	To conduct an advisory vote on the frequency of the advisory votes on the compensation of our named executive officers.
6.	To ratify the selection of RBSM, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2015.
7.	To ratify the selection of RBSM, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

To transact such other business as may properly come before the annual meeting, or any postponements or adjournments thereof.

The Proxy Statement following this Notice of Annual Meeting of Stockholders describes the formal business to be conducted at the annual meeting.

There are two (2) categories of stock outstanding that are entitled to vote at the annual meeting, common stock and Series A preferred stock:

•	The common stock is entitled to vote on Proposals 1, 3, 4, 5, 6 and 7.
•	The Series A preferred stock is entitled to vote on Proposal 2, however this item is tabled as we were unable to identify any nominees prior to the time of mailing this notice.

Only stockholders of record at the close of business on March 28, 2017, will be entitled to vote at the meeting. A list of stockholders will be available at our principal offices during normal business hours, for examination by any stockholder for any purpose germane to the annual meeting, for ten (10) days prior to the date thereof. The proxy materials will be furnished to stockholders on or around April 7, 2017.

The Company’s annual report for the fiscal year ended December 31, 2016 accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of EnerJex by voting on the business to come before this annual meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the envelope provided, to assure that your shares will be represented. Regardless of the number of shares you own, it is important that you carefully consider and vote upon the matters before our stockholders. You may always revoke your proxy and vote in person.

By Order of the Board of Directors,

Louis G. Schott
Interim Chief Executive Officer

IMPORTANT

Whether or not you expect to attend the annual meeting in person, EnerJex urges you to please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by signing, dating and mailing the enclosed proxy will save EnerJex the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 27, 2017. Our Proxy Statement to Stockholders is available at www.enerjex.com.

4040 Broadway, Suite 508
San Antonio, Texas 78209

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
April 27, 2017

This statement is furnished in connection with the solicitation by the board of directors of EnerJex Resources, Inc., a Nevada corporation (hereinafter “EnerJex” or the “Company”) of proxies in the accompanying form for the annual meeting of stockholders to be held on Thursday, April 27, 2017, at 9:00 a.m. Central Standard Time at the offices of the Company located at 4040 Broadway, Ste. 508, San Antonio, Texas 78209, and at any adjournment thereof.

This proxy statement and the enclosed form of proxy were first sent to stockholders on or about April 7, 2017.

If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

Solicitation of proxies will be made by mail and by EnerJex’s interim chief executive officer, Louis G. Schott. EnerJex will bear the costs of such solicitation and will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock and 10% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A preferred stock”).

Stockholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other stockholders.

VOTING PROCEDURES AND TABULATION

EnerJex will appoint an election inspector to act at the meeting and to make a written report thereof. Prior to the meeting, the inspector will sign an oath to perform its duties in an impartial manner and to the best of its ability. The inspector will ascertain the number of shares outstanding and the voting power of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspector will tabulate the number of votes cast for, against or abstained from the proposals described in the foregoing notice.

The presence at the meeting, in person or by proxy, of the holders of common stock holding in the aggregate a majority of the voting power of EnerJex’s common stock entitled to vote at the meeting shall constitute a quorum for the transaction of business.

The vote of holders of common stock holding in the aggregate a majority of the voting power of EnerJex’s stock present at the meeting, in person or by proxy, shall decide the proposals on which the holders of common stock are entitled to vote, as described in the foregoing notice.

The presence at the meeting, in person or by proxy, of the holders of Series A preferred stock holding in the aggregate a majority of the voting power of EnerJex’s Series A preferred stock entitled to vote at the meeting shall constitute a quorum for the transaction of business upon which the Series A preferred stock is entitled to vote.

The vote of holders of the Series A preferred stock holding in the aggregate a majority of the voting power of EnerJex’s Series A preferred stock present at the meeting, in person or by proxy, shall elect the Series A directors.

Abstentions will be counted for purposes of establishing a quorum for the meeting, but will not count as votes cast for the election of directors or any other question. Accordingly, abstentions will have the same effect as a vote cast “AGAINST” each proposal.

If EnerJex receives a signed proxy card with no indication of the manner in which shares are to be voted on the proposals, such shares will be voted in accordance with the recommendation of the board of directors for such proposal.

Brokers who hold shares in street name only have the authority to vote on certain items when they have not received instructions from beneficial owners. Any “broker non-votes” will be counted for the purposes of establishing a quorum for the meeting, but will not be counted as votes cast for the election of Directors or any other question. Accordingly, “broker non-votes” will have the same effect as a vote cast “AGAINST” each proposal.

Electronic Access to Proxy Materials

This proxy statement is available at www.enerjex.com.

SUMMARY TERM SHEET

This summary term sheet highlights selected information in this proxy statement and may not contain all of the information about the debt satisfaction/asset conveyance transaction that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the meeting. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 59.

The Parties

EnerJex Resources, Inc.

We operate as an oil exploration and production company engaged in the acquisition, development, exploration and production of oil in Eastern Kansas and South Texas.

We were formerly known as Millennium Plastics Corporation and were incorporated in the State of Nevada on March 31, 1999. We abandoned a prior business plan focusing on the development of biodegradable plastic materials. In August 2006, we acquired Midwest Energy, Inc., a Nevada corporation, pursuant to a reverse merger. After the merger, Midwest Energy became a wholly owned subsidiary, and as a result of the merger the former Midwest Energy stockholders controlled approximately 98% of our outstanding shares of common stock. We changed our name to EnerJex Resources, Inc. in connection with the merger, and in November 2007 we changed the name of Midwest Energy (now our wholly owned subsidiary) to EnerJex Kansas, Inc. All of our current operations are conducted through EnerJex Kansas, Black Raven Energy, Inc., Black Sable Energy, LLC, and our leasehold interests are held in our wholly owned subsidiaries Adena, LLC, Black Raven Energy, Inc., Black Sable Energy, LLC, Working Interest, LLC, and EnerJex Kansas, Inc.

EnerJex's corporate offices are located at 4040 Broadway, Suite 508, San Antonio, Texas 78209 and its telephone number is (210) 451-5545. EnerJex's website is located at www.enerjex.com. The information contained on or connected to EnerJex's website is expressly not incorporated by reference into this proxy statement. Additional information about EnerJex is included elsewhere in this proxy statement. See the sections entitled “Information about EnerJex”.

PWCM Investment Company IC LLC (the “Successor Lender”)

PWCM Investment Company IC LLC is an entity owned by a private investment fund affiliated with Pentwater Capital Management LP. Pentwater's corporate offices are located at 614 Davis Street, Evanston, Illinois, and its telephone number is (312) 589-6400. Pentwater is not affiliated with EnerJex.

Transaction to Satisfy a Portion of the Secured Indebtedness of the Company with a Conveyance of Assets and Cash (page 25)

EnerJex and its operating subsidiaries entered into a Letter Agreement with PWCM Investment Company IC LLC and certain other investors, the purchaser of our secured indebtedness from our former bank (the “Successor Lender”). We agreed with the Successor Lender to several simultaneous transactions — the Successor Lender would forgive most of our secured loan in the approximate principal amount of $17,295,000, and amend and restate our secured note into a note for $4,500,000, which may be discharged at a discount for an aggregate payment of $3,300,000 provided we pay the note off in full prior to maturity.

We would convey to the Successor Lender our oil and gas properties in Colorado, Texas, and Nebraska, and all of our shares of Oakridge Energy, Inc. (together, the “conveyed oil and gas assets”).

A copy of the Letter Agreement we entered on February 10, 2017, as well as the first amendment to the Letter Agreement dated March 30, 2017, both of which we refer to collectively as the Letter Agreement, is attached as Annex A-1 and A-2, respectively, to this proxy statement. Under the terms of the Letter Agreement, the parties agreed that: (i) the Successor Lenders would agree to forgive most of our existing secured loan in the approximate principal amount of $17,295,000 in exchange for the Restated Secured Note in the original principal amount of $4,500,000; (ii) the Company would convey our oil and gas properties and certain other assets in Colorado, Texas, and Nebraska; (iii) the Company would retain its assets in Kansas, subject to Successor Lenders' first-priority lien on those assets; and (iv) the Company can prepay the loan at full at any time during the term of the Restated Secured Note (which is initially six months with two options to extend the term by 90 days) upon payment of $3,300,000 to the Successor Lenders.

In addition, the Successor Lender has agreed to cause its affiliate, American Standard Energy (“ASEN”), to pay a portion of its delinquent payments under its agreement to engage the Company to provide oil and gas related services to ASEN, and to pay the Company $60,000 monthly on a going forward basis, and Successor Lender guaranteed such payments. The Company agreed to waive payments incurred prior to December 1, 2016, while ASEN agreed to make 2 monthly payments for December 2016 and January 2017 of $60,000 each upon signing the Letter Agreement. In the Amendment, the Company agreed to waive the payment for April 2017.

The Restated Secured Note shall (i) be secured solely by a first-priority lien in the Company's oil and gas producing assets situated in the State of Kansas; (ii) evidence accrued interest on the $4,500,000 principal balance at a rate of 16% per annum; (iii) bear interest from and after May 1, 2017, at a rate of 16.0% per annum; (iv) be pre-payable in full at a discount at any time during the term of the Restated Secured Note upon EnerJex's paying $3,300,000 to Successor Lender; (v) mature and be due and payable in full on November 1, 2017; and (vi) shall include two (2) options to extend the maturity date of the Restated Secured Note by 90 days each upon payment of an extension fee of $100,000, which shall be applied against the principal balance of the note.

We will retain our Kansas oil and gas assets, and contribute those assets to a newly-formed bankruptcy remote entity (the “Special Purpose Subsidiary”). Successor Lender will be paid all net revenues from the Kansas oil and gas assets, the Special Purpose Subsidiary shall enter into a deposit account agreement to secure the Successor Lender's interest in that revenue, and the Special Purpose Subsidiary shall guarantee the Restated Secured Note and secure that guarantee with a lien on the Kansas oil and gas assets.

In the Letter Agreement, we agreed to schedule a stockholder meeting on or before April 30, 2017 to seek stockholder approval of the debt satisfaction/asset conveyance transaction. The Letter Agreement also required us to use its reasonable best efforts to assist Successor Lender in correcting title or security interest deficiencies. Each party agreed to take such commercially reasonable actions as are necessary to complete the transactions by May 1, 2017.

For more information, please see the section of this proxy entitled “Certain Effects of Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets” beginning on page 45.

Recommendation of Our Board; Reasons for Recommending the Approval of the Letter Agreement (page 37)

After careful consideration, the board unanimously adopted the plan to satisfy the secured indebtedness of the Company as set forth in the Letter Agreement, approved EnerJex's execution, delivery and performance of the Letter Agreement and resolved to recommend that the stockholders vote to approve the Letter Agreement and the transactions set forth therein. Accordingly, the board unanimously recommends a vote “FOR” the proposal to approve the Letter Agreement and the satisfaction of secured indebtedness transaction set forth therein.

The board has determined that the entry into the Letter Agreement is in the best interests of our stockholders. For a discussion of the material factors that the board considered in resolving to recommend that our stockholders vote to approve the Letter Agreement and the satisfaction of secured indebtedness and conveyance of oil and gas assets set forth therein, please see the section of this proxy statement entitled “Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets — Recommendation of Our Board; Reasons for Recommending the Approval of the Letter Agreement” beginning on page 37.

Conditions to the Debt Satisfaction/Asset Conveyance (page 43)

Our obligation to effect the debt satisfaction/asset conveyance is subject to the satisfaction or waiver (if permissible under applicable law) on or prior to the closing of the transaction of, among other things, the following conditions:

•	the approval of the Letter Agreement and the debt satisfaction/asset conveyance transaction set forth therein by the affirmative vote of the holders of more than a majority of the outstanding shares of our common stock entitled to vote at the annual meeting;
•	ASEN or Successor Lender shall have made the payments to EnerJex called for in the Letter Agreement;

Each party’s obligation to consummate the debt satisfaction/asset conveyance is also subject to the following additional conditions:

•	the accuracy of the representations and warranties made by the other party in the Letter Agreement;
•	performance or compliance with in all material respects by the other party of its obligations under the Letter Agreement; and
•	the absence of any injunction or order of any court or governmental authority prohibiting the transaction.

In addition, the Successor Lender's obligation to consummate the debt satisfaction/asset conveyance is also subject to the condition that since the date of the Letter Agreement that there not have been a material adverse event with regard to the conveyed oil and gas properties.

You should read the section of this proxy statement entitled “Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets — Letter Agreement” beginning on page 39 for a more complete discussion of the material terms of the letter agreement.

Interests of Directors and Executive Officers in the Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets Transaction (page 44)

As of March 30, 2017, our directors and executive officers held and are entitled to vote, in the aggregate, 3,973,168 shares of Company common stock, representing approximately 47.17% of the voting power of the outstanding shares entitled to vote at the annual meeting.

Additional details of the beneficial ownership of our common stock by our directors and executive officers are set out in the section of this proxy statement entitled “Voting Securities” beginning on page 10. In addition to their interests in the debt satisfaction/asset conveyance transaction as stockholders, certain of the Company’s directors and executive officers have interests in the transaction that may be different from, or in addition to, the interests of the our stockholders generally.

Our former CEO, Robert Watson, has entered into a separation agreement with the Company pursuant to which he will provide transition consulting services in the amount of $110,000, payable at a rate of $5,000 per month, until the earlier of the date our Colorado and Texas oil and gas assets are disposed of and December 31, 2017, at which time the remainder of the separation and consulting consideration shall be paid. As part of his transition services Mr. Watson is performing services on behalf of EnerJex to fulfill our obligations under the consulting agreement with ASEN, the Successor Lender’s affiliate.

In considering the proposals to be voted on at the annual meeting, you should be aware of these interests. The members of the board were aware of and considered these interests, among other matters, in evaluating and reaching their decision to adopt the plan to satisfy the Company's secured indebtedness as set forth in the Letter Agreement and determining that entry into the Letter Agreement was in the best interests of the Company and its stockholders, and in resolving to recommend that the Company’s stockholders vote to approve the Letter Agreement and the transactions set forth therein.

For more information, please see the section of this proxy statement entitled “Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets — Interests of the Company’s Directors and Executive Officers in the Satisfaction of SecuredIndebtedness/Conveyance of Oil and Gas Assets Transaction” beginning on page 44.

Certain Effects of the Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets (page 45)

Upon the consummation of the debt satisfaction/asset conveyance transaction our secured indebtedness in the approximate principle amount of $17,925,000 will be restated into a $4,500,000 note with the remainder of the debt forgiven. The restated note can be discharged in full with a $1,200,000 discount so long as we repay an aggregate of $3,300,000 to the Successor Lender prior to the maturity date of the restated secured note, and the conveyed oil and gas assets shall be transferred to Successor Lender. Pro forma financial statements showing the effect of the transaction on EnerJex are included in the description of the effect of the transaction on the Company in the section of this proxy statement entitled “Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets — Certain Effects of the Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets” beginning on page 45 and “— Unaudited Pro Forma Financial Information” beginning on page 0.

Certain Effects if Debt Satisfaction/Asset Conveyance is Not Completed (page 45)

In the event that the proposal to approve the Letter Agreement and the plan to satisfy the Company's secured indebtedness in exchange for the conveyed oil & gas assets and a Restated Secured Note of $4,500,000 does not receive the required approval from the Company’s stockholders, or if the transaction is not completed for any other reason, the Company will be unable to pay its debt obligations and the Successor Lender will likely foreclose on its debt. While the Company will remain an independent public company and stockholders will continue to own their shares of Company stock, the Company may be forced to seek bankruptcy protection. For more information, please see the section of this proxy entitled “Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets — Certain Effects if Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets is Not Completed” beginning on page 45.

Termination of the Letter Agreement (page 43)

The Letter Agreement may be terminated at any time prior to the effective time in the following circumstances:

•	by mutual written consent of EnerJex and Successor Lender;
•	by either EnerJex or Successor Lender if any order issued by any governmental authority enjoins or otherwise prohibits the debt satisfaction/asset conveyance transaction;
•	by EnerJex if Successor Lender breaches any of its representations, warranties, covenants or agreements and such breach cannot be cured within 15 days;
•	by Successor Lender if EnerJex breaches any of its representations, warranties, covenants or agreements and such breach cannot be cured within 15 days; or
•	by either EnerJex or Successor Lender if the transaction has not closed by May 1, 2017, provided a party may not terminate the Letter Agreement if they are in breach.

You should read the section of this proxy statement entitled “Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets — Letter Agreement” beginning on page 39 for a more complete discussion of the material terms of the Letter Agreement.

Material U.S. Federal Income Tax Consequences (page 46)

The debt satisfaction/asset conveyance transaction will not, by itself, have any federal income tax consequences to our stockholders.

With regard to the Company, under general tax rules we would recognize taxable income to the extent that (a) the accrued and unpaid interest on and the unpaid principal of the debt that is forgiven, exceeds (b) the sum of (i) the fair market value of our Colorado, Texas and Nebraska being conveyed to the Successor Lenders, plus (ii) the fair market value of our shares of Oakridge Energy, Inc. However, under Section 108 of the Internal Revenue Code of 1986, or the “Code,” the cancellation of indebtedness is not taxable to the extent that it occurs at a time when the taxpayer is insolvent. While we have not obtained a definitive tax opinion regarding the extent of our insolvency, we believe that it is likely that, because of the amount by which our secured indebtedness exceeds the value of our assets, the exclusion available under Section 108 will shelter all or substantially all of the gain that otherwise would be taxable by virtue of the cancellation of our secured indebtedness by the Successor Lender.

It also is possible that the transaction may create taxable income to the extent that the value of our Colorado, Texas and Nebraska assets exceeds the basis of those shares. See Code Section 1001(a). However, we have a substantial accumulated net operating loss, or “NOL,” and we presently believe that the amount of that NOL will be available to shelter any gain that we otherwise might be required to recognize by virtue of the transfer of our Colorado, Texas and Nebraska assets, and of the shares of Oakridge Energy, Inc. to the Successor Lenders in partial satisfaction of our secured indebtedness.

You should read the section of this proxy statement entitled “Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets — Income Tax Consequences of the Transaction” beginning on page 46 for a more complete discussion of the material U.S. federal income tax consequences of the transaction.

Additional Information (page 53)

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. See “Where You Can Find Additional Information” beginning on page 53.

FORWARD LOOKING STATEMENTS

This Proxy Statement contains “forward looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on the Company’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward looking statements may include statements regarding actions to be taken by the Company. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future events or otherwise. Forward looking statements should be evaluated together with the many uncertainties that affect the Company’s business, particularly those mentioned in the risk factors in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in the Company’s periodic reports on Form 10-Q and Form 8-K.

QUESTIONS AND ANSWERS
ABOUT THE SOLICITATION AND VOTING

Q.  How may I obtain EnerJex’s annual report for the year ended December 31, 2016?

A.	You may request a free copy of Enerjex’s annual report by writing to: Enerjex Resources, Inc., 4040 Broadway, Suite 508, San Antonio, Texas 78209. Current and prospective investors can also access copies of EnerJex’s annual report and this Proxy Statement at www.enerjex.com. Copies of our other financial information and reports are also available free of charge on the SEC’s website at www.sec.gov.

Q.  Who is entitled to vote?

A.	You may vote if you owned shares of our common stock and/or Series A preferred stock at the close of business on Tuesday, March 28, 2017, the record date, provided such shares are held directly in your name as a stockholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. With respect to Proposals 1, 3, 4, 5, 6 and 7, and any other matters properly brought before the meeting requiring a vote of the holders of common stock, each share of common stock is entitled to one vote. With respect to Proposal 2, and any other matter property brought before the meeting and requiring a vote of the holders of Series A preferred stock, each share of Series A preferred stock is entitled to one vote.

As of March 28, 2017, we had 8,423,936 shares of common stock and 938,248 shares of Series A preferred stock outstanding and entitled to vote.

Q.  What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner?”

A.	Many EnerJex stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
•	Stockholder of Record: If your common shares or Series A preferred stock are registered directly in your name with EnerJex’s transfer agent (Standard Registrar and Transfer Company, Inc.), you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to EnerJex or to vote in person at the annual meeting. A proxy card is enclosed for you to use.
•	Beneficial Owner: If your shares are held in a brokerage account or by another nominee (often referred to as being held in “street name”), you are considered the beneficial owner of such shares, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee should have enclosed or provided voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

Q.	Do any of the Enerjex’s directors or executive officers have any interests in the debt satisfaction/asset disposition transaction that are different from, or in addition to, my interests as a stockholder?
A.	In considering the proposals to be voted on at the meeting, you should be aware that certain of our directors and executive officers have interests in the transaction that may be different from, or in addition to, your interests as a shareholder. The members of the board were aware of and considered these interests, among other matters, in evaluating and reaching their unanimous decision to approve the Company’s execution, delivery and performance of the Letter Agreement and the transactions contemplated thereby, in determining that the entry into the Letter Agreement is in the best interests of the Enerjex and its stockholders, and in resolving to recommend our stockholders vote to approve the Letter Agreement and the debt transaction/asset disposition transaction set forth therein. For more information, please see the section of this proxy statement entitled “Satisfaction of Secured

Indebtedness/Conveyance of Oil and Gas Assets — Interests of the Company’s Directors and Executive Officers in the Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets Transaction” beginning on page 44.

Q.  How can I attend the annual meeting?

A.	Because seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record as of the record date but held your shares in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to April 27, 2017, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you may not be admitted to the annual meeting.

Please let EnerJex know if you plan to attend the meeting by marking the box on the enclosed proxy card. The meeting will begin promptly at 9:00 a.m. local time. Check-in will begin at 8:30 a.m. local time, and you should allow ample time for the check-in procedures.

Q.  How can I vote my shares in person at the annual meeting?

A.	Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, EnerJex recommends that you submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q.  Do I have appraisal rights?

A.	No. Under Nevada Law, pursuant to Nevada Revised Statutes §§78.3793 and 92a.380 et seq., Stockholders are not entitled to dissenters’ rights of appraisal with respect to the proposed actions.

Q.  How can I vote my shares without attending the annual meeting?

A.	Whether you hold shares as the stockholder of record or in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy to EnerJex. If you hold shares in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker, trustee or nominee.

Q.  Can I change my vote?

A.	You may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy), (ii) providing a written notice of revocation of your proxy to EnerJex’s corporate Secretary prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Mere attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you hold shares in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q.  What are the Board’s recommendations?

A.	The board recommends a vote “For” every proposal. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the board.

VOTING SECURITIES

The following table presents information, to the best of EnerJex’s knowledge, about the ownership of EnerJex’s common stock on March 28, 2017 relating to those persons known to beneficially own more than 5% of EnerJex’s capital stock and by EnerJex’s directors and executive officers. The percentage of beneficial ownership for the following table is based on 8,423,936 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after March 28, 2017 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of EnerJex’s common stock.

Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Outstanding Shares of Common Stock(2)
Louis G. Schott, Interim CEO/Secretary	0	0%
Robert G. Watson, Jr., Former CEO/President and Former Director(3)	326,667	3.88%
Ryan A. Lowe, Director(4)	13,701	.16%
Lance W. Helfert, Director(4)	381,306	4.53%
James G. Miller, Director	157,356	1.87%
Richard E. Menchaca, Director	12,432	0.15%
Montecito Venture Partners, LLC(4)	128,925	1.53%
Douglas M. Wright, CFO	70,000	0.83%
Kent A. Roach, EVP	43,748	0.52%
Alpha Capital Anstalt(5) Pradafant 7, Furstenturns 9490 Vaduz, Liechtenstein	832,259	9.9%
Natalie Orfalea	691,412	8.21%
David L. Kunovic, EVP Exploration	55,633	0.66%
Paul Orfalea	696,945	8.27%
Newman Family Trust	562,784	6.68%
Directors, Officers and Beneficial Owners as a Group		47.17%

(1)	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of the Registrant, 4040 Broadway, Suite 508, San Antonio, Texas 78209.
(2)	Figures are rounded to the nearest tenth of a percent.
(3)	Includes 266,667 shares held by RGW Energy, LLC, of which Mr. Watson is the sole member, and 60,000 fully vested shares under an option granted to Mr. Watson to purchase 60,000 shares of common stock at $6.00 per share. Mr. Watson resigned as an officer and director on February 10, 2017. Mr. Watson’s options expire ninety 90 days after his resignation, which is May 11, 2017.
(4)	Montecito Venture Partners, LLC is managed by Ryan A. Lowe and Lance W. Helfert, which directly own the shares listed opposite its name in the table above. Each Reporting Person disclaims beneficial ownership of all securities reported herein, except to the extent of their pecuniary interest therein, if any, and this report shall not be deemed an admission that such Reporting Person is the beneficial owner of the shares for purposes of Section 16 of the Securities and Exchange Act of 1934 or for any other purposes.

(5)	Includes 68,712 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days held by Alpha Capital Anstalt (ACA). Does not include (a) 939,169 shares of our common stock issuable upon the exercise of the warrants held by ACA, which warrants contain a customary 9.9% blocker provision and, thus, are not exercisable within 60 days, and (b) 1,701,716 shares of our common stock issuable upon the conversion of 1,242.17099 shares of our Series B Preferred Stock held by ACA, which preferred shares also contain a 9.9% blocker and, thus, are not convertible within 60 days. Based solely on the Schedule 13G filed with the SEC by ACA on March 16, 2015, ACA has sole voting power with respect to this common stock. Konrad Ackerman is the managing member of ACA and as such has voting and investment power over the securities owned by selling stockholder. Mr. Ackerman disclaims beneficial ownership over these shares.

The following table presents information, to the best of EnerJex’s knowledge, about the ownership of EnerJex’s Series A preferred stock on March 28, 2017 relating to those persons known to beneficially own more than 5% of EnerJex’s capital stock and by EnerJex’s directors and executive officers. The percentage of beneficial ownership for the following table is based on 938,248 shares of Series A preferred stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of Series A preferred stock over which the stockholder has sole or shared voting or investment power. It also includes shares of Series A preferred stock that the stockholder has a right to acquire within 60 days after March 28, 2017 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of EnerJex’s common stock.

Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Outstanding Shares of Series A Preferred Stock(2)
Louis G. Schott, Interim CEO/Secretary	0	0%
Robert G. Watson, Jr., Former CEO/President and Former Director(3)	2,000	.21%
Ryan A. Lowe, Director(5)	0	0%
Montecito Venture Partners, LLC(5)	6,746	.72%
Lance W. Helfert, Director(4)(5)	18,555	1.98%
James G. Miller, Director	0	0%
Richard E. Menchaca, Director	0	0%
Douglas M. Wright, CFO	2,000	.21%
Kent A. Roach, EVP	0	0%
David L. Kunovic, EVP Exploration	0	0%
Directors, Officers and Beneficial Owners as a Group		2.69%

(1)	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of the Registrant, 4040 Broadway, Suite 508, San Antonio, Texas 78209.
(2)	Figures are rounded to the nearest tenth of a percent.
(3)	Mr. Watson resigned as an officer and director of the Company on February 10, 2017.
(4)	Shares are held by Mr. Helfert’s father’s SEP IRA, his children’s trust and himself.
(5)	Montecito Venture Partners, LLC is managed by Ryan A. Lowe and Lance W. Helfert, which directly own the shares listed opposite its name in the table above. Each Reporting Person disclaims beneficial ownership of all securities reported herein, except to the extent of their pecuniary interest therein, if any, and this repot shall not be deemed an admission that such Reporting Person is the beneficial owner of the shares for purposes of Section 16 of the Securities and Exchange Act of 1934 or for any other purposes.

PROPOSAL 1

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

At the 2017 annual meeting of stockholders, a board of directors consisting of four (4) members will be elected, each director to hold office until the next annual meeting of stockholders, or a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

EnerJex’s governance, compensation and nominating committee has nominated for election all four (4) of the current members of the board of directors: R. Atticus Lowe, Lance W. Helfert, James G. Miller and Richard E. Menchaca. The nominees have consented to their nomination to the board of directors, and will serve if elected. However, if the nominees should become unavailable for election, the accompanying proxy will be voted in favor of holding a vacancy to be filled by EnerJex’s current directors. EnerJex has no reason to believe that Messrs. Lowe, Helfert, Miller or Menchaca will be unavailable to serve as directors.

The following information is provided regarding the nominees for election to the board of directors.

Name	Age	Term	Board Committee(s)(1)
R. Atticus Lowe	36	Since 12/31/10
James G. Miller	68	Since 12/31/10	Audit (Chairman);
Lance W. Helfert	43	Since 12/31/10	GCNC (Chairman)
Richard E. Menchaca	49	Since 6/7/13	GCNC; Audit

(1)	“GCNC” means the Governance, Compensation and Nominating Committee of the Board of Directors. “Audit” means the Audit Committee of the Board of Directors.

R. Atticus Lowe.  Mr. Lowe previously served as senior vice president of corporate development from December 31, 2010 to 2015, and as a director since December 31, 2010. Mr. Lowe previously served as the chief investment officer of West Coast Asset Management, Inc. (WCAM) from 2006 to 2016, which was a registered investment advisor that invested more than $200 million in the oil and gas industry on behalf of its principals and clients. Mr. Lowe formerly served as a director and chairman of the audit committee for Black Raven Energy, Inc., until we acquired Black Raven in September 2013. Mr. Lowe is a CFA charterholder and holds a degree in Business and Economics from Westmont College.

James G. Miller.  Mr. Miller has served as a director since December 31, 2010. Mr. Miller retired in 2002 after serving as the Chief Executive Officer of Utilicorp United, Inc.’s business unit responsible for the company’s electricity generation and electric and natural gas transmission and distribution businesses, which served 1.3 million customers in seven mid-continent states. Utilicorp traded on the New York Stock Exchange, and the company was renamed Aquila in 2002. In 2007, Utilicorp’s electricity assets in northwest Missouri were acquired by Great Plains Energy Incorporated (NYSE: GXP) for $1.7 billion, and its natural gas properties and other assets were acquired by Black Hills Corporation (NYSE: BKH) for $940 million. Mr. Miller joined Utilicorp in 1989 through its acquisition of Michigan Gas Utilities, for which he served as the president from 1983 to 1991. Mr. Miller also is a member of the board of directors of Guardian 8 Holdings. He currently serves as Chairman of The Nature Conservancy, Missouri Chapter, for which he has been a Trustee for the past 16 years.

Lance W. Helfert.  Mr. Helfert has served as a director since December 31, 2010. Mr. Helfert previously served as the President and a co-founder of WCAM, a registered investment advisor located in Montecito, California. Prior to co-founding WCAM, he managed a portfolio at Wilshire Associates and was involved in a full range of financial strategies at M.L. Stern & Co. Mr. Helfert is a co-author of The Entrepreneurial Investor: The Art, Science and Business of Value Investing, a book published by John Wiley & Sons. He has been featured in Kiplinger’s Personal Finance, Forbes, Barron’s, Fortune Magazine, and the Market Watch for his unique market prospective. In addition, Mr. Helfert has been a guest commentator on CNBC and the Fox Business networks. Mr. Helfert has also served on the board of directors for Junior Achievement of Southern California and the Tri-Counties Make-A-Wish Foundation.

Richard E. Menchaca.  Mr. Menchaca has been a director since June 7, 2013. Mr. Menchaca attended the University of Texas at Arlington where he received a BBA in Finance and pursued a MBA in Finance, and received a Graduate Degree from the SMU Southwestern School of Banking. Mr. Menchaca spent 18 years in the corporate banking industry with First Republic Bank (n.k.a. Bank of America), Bank One in Fort Worth and Fuji Bank, and Guaranty Bank in Houston. While at Guaranty Bank, Mr. Menchaca was one of the founding members of the Oil and Gas Banking Group, and within 18 months of its formation became the most profitable lending group within the bank with over $900 million of loans to oil and gas industry. Mr. Menchaca was the principal and founder of Petras Energy, LLC, an oil and gas production company based in Midland, Texas. The company was successfully sold in January 2006. Mr. Menchaca has been the founder and principal of several privately owned oil and gas companies with operations in Texas, Oklahoma and Louisiana. Mr. Menchaca served as President and Chief Executive Officer of Petroflow Energy Corporation, a Tulsa-based exploration and production company from May 2010 until June 2016, as well as a member of its board of directors from June 2009 to June 2016. Mr. Menchaca also serves as a director on the board of a non-profit organization based in Houston, Texas.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the four (4) nominees identified above. EnerJex expects each nominee to be able to serve if elected, but if any nominee notifies EnerJex before this meeting that he is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

The vote of holders of common stock holding in the aggregate a majority of the voting power of EnerJex’s stock present at the meeting is required to elect each of the nominees.

Involvement in Certain Legal Proceedings

On December 23, 2013, the United States Securities and Exchange Commission (SEC) entered an order in an administrative proceeding, In the Matter of West Coast Asset Management, Inc., and Lance W. Helfert, File No. 3-15660. In that matter, WCAM and Mr. Helfert, without admitting or denying the allegations, entered into a settlement with the SEC regarding certain negligence-based violations of Section 17(a)(2) of the Securities Act and Sections 206(2) and 206(4) of the Investment Advisers Act of 1940 (the Advisers Act). The matter was based upon an untrue statement made in an email that Mr. Helfert sent, in 2008, to an adviser to a prospective investor in an investment fund that was managed by WCAM. The SEC ordered WCAM and Mr. Helfert to cease and desist from committing or causing further such negligence-based violations, censured them, ordered WCAM to disgorge certain fees, and ordered WCAM and Mr. Helfert each to pay a monetary fine. WCAM and Mr. Helfert timely paid those amounts to the SEC.

Except as set forth above, none of our executive officers or directors has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

Director Independence

Under the corporate governance requirements of companies whose shares are listed for trading on the NYSE MKT, at least a majority of the members of the board of directors of each listed company must be “independent.” The EnerJex board of directors has determined that three of the four (4) current directors — James G. Miller, Richard Menchaca, and Lance W. Helfert — are “independent directors” under the NYSE MKT listing requirements. The NYSE MKT listing requirements provide a non-exclusive list of persons who are not considered independent. For example, under these rules, a director who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the company, other than prior employment as an interim chairman or chief executive officer, would not be considered independent. No director qualifies as independent unless the EnerJex board of directors affirmatively determines that the director does not have a material relationship with the company that would interfere with the exercise of independent judgment. In making an affirmative determination that a director is an “independent director,” the EnerJex board of directors reviewed and discussed information provided by these individuals and by EnerJex with regard to each of their business and personal activities as they may relate to EnerJex and its management.

Board of Directors’ Meetings, Committees, Directors’ Compensation and Nominations

The EnerJex board of directors held 11 meetings during 2016. All of EnerJex’s directors attended seventy-five percent (75%) or more of the aggregate meetings of the EnerJex board of directors and all committees on which they served during 2016. Directors are encouraged, but not required, to attend the annual meetings of EnerJex’s stockholders.

Audit Committee and Financial Expert

The primary responsibilities of the audit committee include:

•	overseeing the combined company’s accounting and financial reporting processes, systems of internal control over financial reporting and disclosure controls and procedures on behalf of the board of directors and reporting the results or findings of its oversight activities to the board;
•	having sole authority to appoint, retain and oversee the work of our independent registered public accounting firm and establishing the compensation to be paid to the independent registered public accounting firm;
•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•	reviewing and pre-approving all audit services and permissible non-audit services to be performed for the Company by its independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the SEC; and
•	overseeing our system to monitor and manage risk, and legal and ethical compliance programs, including the establishment and administration (including the grant of any waiver from) a written code of ethics applicable to each of the combined company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The audit committee will have the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Our audit committee consists of Mr. Miller and Mr. Menchaca. The board of directors has determined that each member of the audit committee qualifies as “independent” for purposes of membership on audit committees pursuant to the NYSE MKT listing requirements and the rules and regulations of the SEC and is able to read and understand Fundamental Financial Statements as required by the NYSE MKT listing requirements. In addition, the board of directors has determined that Mr. Miller qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

A copy of the audit committee charter is available on EnerJex’s website www.enerjex.com.

Governance, Compensation and Nominating Committee

The primary responsibilities of the Governance, Compensation and Nominating Committee include:

•	recommending to the board of directors for its determination the special salaries, incentive compensation, long-term incentive compensation, special or supplemental benefits or perquisites and any and all other compensation applicable to our chief executive officer and other executive officers;
•	reviewing and making recommendations to the board of directors regarding any revisions to corporate goals and objectives with respect to compensation for the company’s chief executive officer and other executive officers and establishing and leading a process for the full board of directors to evaluate the performance of our chief executive officer and other executive officers in light of those goals and objectives;
•	administering our equity-based compensation plans applicable to any employee of the Company and recommending to the board of directors specific grants of options and other awards for all executive officers and determining specific grants of options and other awards for all other employees, under the company’s equity-based compensation plans;
•	reviewing and discussing with the chief executive officer and reporting periodically to the board of directors plans for executive officer development and corporate succession plans for the chief executive officer and other key executive officers and employees;
•	specially reviewing and discussing with management the “Compensation Discussion and Analysis” section of our proxy statement in connection with our annual meeting of stockholders and based on such review and discussions making a recommendation to the board of directors as to whether the “Compensation Discussion and Analysis” section should be included in our proxy statement in accordance with applicable rules and regulations of the SEC and any other applicable regulatory bodies;
•	identifying individuals qualified to become board members;
•	recommending director nominees for each annual meeting of the stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;
•	being aware of the best practices in corporate governance and developing and recommending to the board of directors a set of corporate governance standards to govern the board of directors, its committees, the company and its employees in the conduct of the business and affairs of the company;
•	developing and overseeing the special board and board committee evaluation process; and
•	establishing and leading a process for determination of the compensation applicable to the non-employee directors on the board.

The governance, compensation and nominating committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

The governance, compensation and nominating committee consists of Mr. Menchaca and Mr. Helfert.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the board or a particular director may send a letter to the secretary of EnerJex at: 4040 Broadway, Suite 508, San Antonio, Texas 78209. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. The secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Board Leadership Structure and Role in Risk Oversight

The board of directors does not have a separate risk oversight body. Instead, the EnerJex board has overall responsibility for risk oversight, including, as part of regular board and committee meetings, general oversight of executives’ management of risks relevant to us. In overseeing risks, the board seeks to understand the material risks, including financial, competitive, and operational risks, we face and the steps management is taking to manage those risks. It also has the responsibility for understanding what level of risk is appropriate. The board of directors reviews our business strategy and determines what constitutes an appropriate level of risk for EnerJex.

While the full EnerJex board has overall responsibility for risk oversight, the board has delegated oversight responsibility related to certain risks to its two committees. The audit committee, under its charter, has been delegated the responsibility of reviewing and discussing with management our major financial risk exposures and the steps that management has taken to monitor and control such exposures (including management’s risk assessment and risk management policies). EnerJex’s governance, compensation and nominating committee is responsible for considering risks within its areas of responsibility. The board does not believe that our compensation policies encourage excessive risk-taking, as the compensation plans are designed to align our employees with short- and long-term corporate strategy. Generally, our equity awards vest over several years, which the board has determined encourages our employees to act with regard to the long term interest of EnerJex and to focus on sustained stock price appreciation.

The board’s role in risk oversight has not had any effect on the board’s leadership structure.

Code of Ethics

EnerJex has adopted a code of business conduct and ethics that applies to all of its directors, officers and employees, as well as to directors, officers and employees of each subsidiary of EnerJex. A copy of the code of business conduct and ethics is available on EnerJex’s website at www.enerjex.com. If any substantive amendments are made to the code of business conduct and ethics or if EnerJex’s grants any waiver, including any implicit waiver, from a provision of the code to any of its officers and directors, EnerJex will satisfy any disclosure requirements of Form 8-K by disclosing the nature of such amendment or waiver on its website at www.enerjex.com.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, EnerJex’s amended and restated articles of incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director’s liability under federal or applicable state securities laws. EnerJex has agreed to indemnify its directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a director if he acted in good faith and in a manner he believed to be in EnerJex’s best interests.

Executive Officers

The following table sets forth certain information regarding EnerJex’s current executive officers. EnerJex’s executive officers serve at the discretion of the board of directors, unless otherwise governed by employment contracts.

Name	Age	Position
Louis G. Schott	51	Interim Chief Executive Officer and Secretary
Douglas M. Wright	64	Chief Financial Officer
David Kunovic	65	Executive Vice President
Kent Roach	51	Executive Vice President

Louis G. Schott.  Mr. Schott, serves as interim chief executive officer and secretary of the Company and its subsidiaries. Mr. Schott has served in the oil and gas industry for 20 years and has 24 years of legal and business experience, including but not limited to mergers and acquisitions, public company regulations and requirements, title, energy finance, business development, general negotiations and land. Mr. Schott was most recently general counsel and treasurer of TexOak Petro Holdings LLC, and its subsidiaries, where he performed all legal functions, and negotiated oil and gas acquisitions. Prior to working at TexOak Petro Holdings LLC, Mr. Schott served various roles with TDC Energy from 1996 through 2005, and was an oil and gas attorney with Liskow & Lewis in New Orleans. Mr. Schott is a graduate of Tulane University with a MBA and a Juris Doctorate, and is a non-practicing Certified Public Accountant.

Douglas M. Wright.  Mr. Wright has been chief financial officer since August 2012. Mr. Wright served as corporate controller and chief accounting officer of Nations Petroleum Company Ltd. from 2006 to August 2012. Prior to Nations, he served as a manager of financial reporting for Noble Energy (contract). In 1996, he founded Fashion Investments Inc. and served as its chief executive officer until 2005. Fashion Investments owned and operated the largest independent commercial laundry facility in Colorado Springs. From 1986 to 1996, Mr. Wright worked for Oryx Energy Company in various capacities including, manager, financial reporting, manager, strategic planning and general auditor. From 1977 to 1986, he served as a senior manager with Deloitte & Touche. Mr. Wright is a certified public accountant and earned his B.A. from the University of Pittsburgh and his MBA from the University of North Texas.

David L. Kunovic.  Mr. Kunovic joined Black Raven Energy, Inc. on October 1, 2010 as vice president of exploration managing all phases of geologic and geophysical exploration and development activity for the company. Mr. Kunovic has over 34 years of experience as an exploration geologist, including 11 years as president of Kachina Energy, Inc., managing geologic and geophysical projects for several independent oil companies. He has also held positions as Vice President of Exploration for Canyon Energy, Inc. from 1994 – 2000 managing all exploration activities for the Rocky Mountain region; Petroleum Incorporated from 1991 – 1994 as exploration manager for all US exploration; Newport Exploration from 1984 – 1991 as exploration manager for the Rocky Mountain region; Apache Corporation from 1980 – 1984 as senior geologist working the Powder River and Denver Basins and Union Texas Petroleum from 1978 – 1980 as geologist — Rocky Mountain Basins. Mr. Kunovic holds a Bachelor’s degree in Geology from the University of Colorado and also completed Masters level course work in Environmental Engineering and Groundwater at the University of Colorado.

Kent A. Roach.  Mr. Roach joined EnerJex in October 2014 as executive vice president of Engineering. In this role, Mr. Roach focuses on designing and executing a broad range of IOR and reservoir management related opportunities for both existing and future oil and gas assets. Additionally, he provides technical guidance and oversight for multiple engineering and operational functions from an executive level. Prior to joining EnerJex, he worked primarily in reservoir engineering roles at Occidental, Exxon Mobil, and various other North American E&P companies. He has diverse subsurface experiences in reservoir simulation, geologic modeling, formation evaluation, pressure transient analysis, acquisitions and divestments, and reserve studies. His worldwide experience includes large-scale Middle East carbonate development planning, tight oil & gas deliverability and appraisal, unconventional shale plays, and exploration phase portfolio analysis. Mr. Roach holds a Bachelor of Science in Petroleum Engineering degree from the University of Missouri-Rolla.

Executive Compensation

The following table sets forth summary compensation information for the fiscal year ended December 31, 2016, and the year ended December 31, 2015, for our chief executive officer, chief financial officer and other highly compensated executive officers. We did not have any other executive officers as of the end of 2016 or 2015, whose total compensation exceeded $100,000. We refer to these persons as our named executive officers elsewhere in this report.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)	All Other Compensation ($)		Total ($)
Robert G. Watson, Jr.(1) Former President, Chief Executive Officer	2016	$234,375	$			$—	$—		$—	$234,375
	2015	$215,625	$			$—	$—		$—	$215,625
Douglas M. Wright Chief Financial Officer	2016	$192,708		$—	$		$—		$—	$192,708
	2015	$175,292		$—	$		$63,900		$—	$239,192
David L. Kunovic Executive Vice President, Exploration	2016	$229,167		$—		$—	$78,907		$—	$297,711
	2015	210,833		—			94,700			305,533
Kent A. Roach Executive Vice President, Engineering	2016	$229,167	$			$—	$—	$		297,711
	2015	210,833					$—	$		279,377

(1)	Mr. Watson resigned as a director and officer of the Company on February 10, 2017.

Equity Compensation Plans

We currently have three equity compensation plans, each of which has been approved by our stockholders. Any outstanding stock options issued under our prior equity compensation plans remain effective in accordance with their terms. Officers (including officers who are members of the board of directors), directors, employees and consultants are eligible to receive options under our stock option plans.

These plans are intended to encourage directors, officers, employees and consultants to acquire ownership of common stock. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for our continued success and growth, to aid in retaining individuals who put forth such effort, and to assist in attracting the best available individuals in the future.

2000/2001 Stock Option Plan

The Board of Directors approved our 2000/2001 Stock Option Plan on September 25, 2000 (the “2000/2001 Stock Option Plan”), and our stockholders ratified the plan.

Summary of the 2000/2001 Stock Option Plan

Administration of Plan; Board Authority to Select Grantees and Determine Awards.  The 2000/2001 Stock Option Plan shall be administered by our board of directors. The Board shall have the power and authority to grant awards consistent with the terms of the 2000/2001 Stock Option Plan. The board may delegate this authority to a compensation committee of the board.

Stock Issuable Under the Plan; Mergers; Substitutions.  The total number of options that can be granted under the 2000/2001 Stock Option Plan is 13,333 shares and all such shares were previously granted to the former chief executive officer, C. Stephen Cochennet. On August 3, 2009, we exchanged these outstanding options for 13,333 shares of restricted common stock. Therefore, all 13,333 shares reserved for issuance under this plan are available again for issuance.

Eligibility.  Grantees under the 2000/2001 Stock Option Plan will be such officers, directors, full or part-time employees, and other key persons (including consultants and prospective employees) of us and our subsidiaries, if any, as are selected from time to time by the board in its sole discretion.

Stock Options.  Any stock option granted under the 2000/2001 Stock Option Plan shall be in such form as the board may from time to time approve. Stock options granted under the 2000/2001 Stock Option Plan may be non-qualified stock options or incentive stock options. Incentive stock options may be granted only to employees of the Company or any subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

Exercise Price.  Non-qualified stock options will be granted by the board of directors with an option price not less than 85% of the fair market value of the shares of common stock to which the non-qualified stock option relates on the date of grant. In no event may the option price with respect to an incentive stock option granted under the stock option plan be less than the fair market value of such common stock. However the price shall not be less than 110% of the fair market value per share on the date of the grant in the case of an individual then owning more than 10% of the total combined voting power of all classes of stock of the corporation.

Option Term.  Each option granted under the stock option plan will be assigned a time period for exercising not to exceed ten years after the date of the grant. Certain other restrictions will apply in connection with this plan when some awards may be exercised. Generally, all options under this plan terminate 90 days after a change of control if the option holder is terminated other than for cause.

Amendments and Termination.  The board may, at any time, amend or discontinue the 2000/2001 Stock Option Plan. We must obtain stockholder approval of any 2000/2001 Stock Option Plan amendment to the extent necessary and desirable to comply with Section 422 of the Internal Revenue Code or other applicable law, including the requirements of any exchange or quotation system on which our common stock is listed or quoted. Such plan amendments are subject to approval by our stockholders entitled to vote at a meeting of stockholders. We may not amend, alter, suspend, or terminate the 2000/2001 Stock Option Plan if doing so would impair the rights of any holder, unless both the holder and the 2000/2001 Stock Option Plan’s administrator agree in writing and sign the writing. The 2000/2001 Stock Option Plan terminated on September 25, 2010, and no further options will be granted under this plan after that date.

The 2002 – 2003 Stock Option Plan/Stock Incentive Plan

The Board of Directors approved the EnerJex Resources, Inc. Stock Option Plan on August 1, 2002 (the “2002 – 2003 Stock Option Plan”). We had previously granted 15,900 options under this plan. On August 3, 2009, we exchanged all 15,900 outstanding options for 3,980 shares of our restricted common stock. In addition, we granted 10,116 shares of restricted common stock under the Stock Incentive Plan to employees for fiscal 2009 bonuses and 3,953 shares to our officers and directors for the prior rescission of stock options in fiscal 2008.

Summary of the 2002/2003 Stock Option Plan

Administration of Plan; Board Authority to Select Grantees and Determine Awards.  The 2002 – 2003 Stock Option Plan shall be administered by our board of directors. The Board shall have the power and authority to grant awards consistent with the terms of the 2002 – 2003 Stock Option Plan.

Stock Issuable Under the Plan.  Originally, the total number of options that could be granted under the 2002 – 2003 Stock Option Plan was not to exceed 26,666 shares. In September 2007, our stockholders approved a proposal to amend and restate the 2002 – 2003 Stock Option Plan to increase the number of shares issuable to 66,666. On October 14, 2008, our stockholders approved a proposal to amend and restate the 2002 – 2003 Stock Option Plan to (i) rename it the EnerJex Resources, Inc. Stock Incentive Plan (the “Stock Incentive Plan”), (ii) increase the maximum number of shares of our common stock that may be issued under the Stock Incentive Plan from 66,666 to 83,333, and (iii) add restricted stock as an eligible award that can be granted under the Stock Incentive Plan.

Eligibility.  Grantees under the Stock Incentive Plan will be such officers, directors, full or part-time employees, and other key persons (including consultants and prospective employees) of us and our subsidiaries, if any, as are selected from time to time by the board in its sole discretion.

Stock Options.  Any stock option granted under the Stock Incentive Plan shall be in such form as the board may from time to time approve. Stock options granted under the Stock Incentive Plan may be non-qualified stock options or incentive stock options. Incentive stock options may be granted only to employees of us or any subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

Exercise Price.  Non-qualified stock options will be granted by the committee with an option price equal to the fair market value of the shares of common stock to which the non-qualified stock option relates on the date of grant. The governance, compensation and nominating committee may, in its discretion, determine to price the non-qualified option at a different price. In no event may the option price with respect to an incentive stock option granted under the plans be less than the fair market value of such common stock to which the incentive stock option relates on the date the incentive stock option is granted. However the price of an incentive stock option will not be less than one hundred ten percent (110%) of the fair market value per share on the date of the grant in the case of an individual then owning more than ten percent (10%) of the total combined voting power of all of our classes of stock.

Option Term.  Each option granted under the Stock Incentive Plan will be assigned a time period for exercising not to exceed ten (10) years after the date of the grant. Certain other restrictions will apply in connection with this plan when some awards may be exercised. Generally, all options under this plan terminate ninety (90) days after a change of control if the option holder is terminated other than for cause.

Restricted Stock.  Restricted stock will have full dividend, voting and other ownership rights, unless otherwise indicated in the applicable award agreement pursuant to which it is granted. If any dividends or distributions are paid in shares of common stock during the restricted period, the applicable award agreement may provide that such shares will be subject to the same restrictions as the restricted stock with respect to which they were paid.

Amendments and Termination.  The board may, at any time, amend or discontinue the Stock Incentive Plan. We must obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Internal Revenue Code or other applicable law, including the requirements of any exchange or quotation system on which our common stock is listed or quoted. Such plan amendments are subject to approval by our stockholders entitled to vote at a meeting of stockholders. We may not amend, alter, suspend, or terminate the Plan if doing so would impair the rights of any holder, unless both the holder and the Plan’s administrator agree in writing and sign the writing. As amended, the 2002 – 2003 Stock Inventive Plan terminated on August 1, 2012, and no options will be granted under this plan after that date.

The 2013 Stock Incentive Plan

Our board of directors and stockholders have approved and adopted the EnerJex Resources, Inc., 2013 Stock Incentive Plan, which we refer to herein as the “Plan.”

Summary of the Plan

Administration of Plan; Board Authority to Select Grantees and Determine Awards.  The Plan shall be administered by our board of directors. The Board shall have the power and authority to grant awards consistent with the terms of the Plan. The board may delegate this authority to a compensation committee of the board.

Stock Issuable Under the Plan; Mergers; Substitutions.  The number of shares of stock initially reserved and available for issuance under the Plan shall be 333,300 shares, subject to adjustment as provided in Section 3.1(b) of the Plan. We will increase the number of shares reserved and set aside specially on each January 1st by the lowest of the following: (i) five percent (5.0%) of the number of shares of stock issued and outstanding on the immediately preceding December 31st, (ii) 33,333 shares, or (iii) such lesser number of shares as is determined by the board. For purposes of this limitation, the shares of stock underlying any awards that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise) shall be added back to the shares of stock available for issuance under the Plan. Subject to such overall limitations, shares of stock may be issued up to such maximum number pursuant to any type or types of award. The shares available for issuance under the Plan may be authorized but unissued shares of stock or shares of stock reacquired by us.

Eligibility.  Grantees under the Plan will be such officers, directors, full or part-time employees, and other key persons (including consultants and prospective employees) of us and our subsidiaries, if any, as are selected from time to time by the board in its sole discretion.

Stock Options.  Any stock option granted under the Plan shall be in such form as the board may from time to time approve. Stock options granted under the Plan may be non-qualified stock options or incentive stock options. Incentive stock options may be granted only to employees of us or any subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

Exercise Price.  The exercise price per share for the stock covered by a stock option shall be determined by the board at the time of grant but shall not be less than 100% of the fair market value on the date of grant. In the case of an incentive stock option that is granted to a 10% owner, the option price of such Incentive stock option shall be not less than 110% of the fair market value on the grant date.

Option Term.  The term of each stock option shall be fixed by the board, but no stock option shall be exercisable more than ten (10) years after the date the stock option is granted. In the case of an incentive stock option that is granted to a 10% owner, the term of such stock option shall be no more than five (5) years from the date of grant.

Unrestricted and Restricted Stock Awards.  The board may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the board) an unrestricted stock Award or restricted stock award under the Plan. Unrestricted stock awards and restricted stock awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

Amendments and Termination.  The board may, at any time, amend or discontinue the Plan. We must obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Internal Revenue Code or other applicable law, including the requirements of any exchange or quotation system on which our common stock is listed or quoted. Such plan amendments are subject to approval by our stockholders entitled to vote at a meeting of stockholders. We may not amend, alter, suspend, or terminate the Plan if doing so would impair the rights of any holder, unless both the holder and the Plan’s administrator agree in writing and sign the writing. The 2013 plan terminates on June 6, 2023, and no options will be granted under this plan after that date.

Employment Agreements

Louis G. Schott. — Interim Chief Executive Officer

On February 10, 2017, the Company entered into an employment agreement with Louis G. Schott, as interim chief executive officer of the Company. The employment agreement provides an annual base salary of $225,000.

Douglas M. Wright — Chief Financial Officer

Mr. Wright has resigned from employment as of February 10, 2017, but will continue to serve as the Company’s chief financial officer pursuant to a consulting agreement, under which his focus will be on the completion of the Annual Report on Form 10-K for the year ending December 31, 2016, and the preparation of materials for the Annual Meeting.

Termination Under the Equity Plans

Under the 2000/2001 Stock Option Plan, if the person receiving the option (the optionee) ceases to be employed by the Company for any reason other than for disability or cause, the optionee’s options will expire not later than three (3) months afterwards. During this three (3) month period and prior to the time the option expires under the terms of the option, the optionee may exercise any option that the Company has granted to him, but only to the extent that the options were exercisable on the date of termination of his employment. Unless exercised during this period, these options will expire at the end of the three (3) month period unless the options are to terminate sooner under the terms and conditions of the option. The decision as to whether a termination for a reason other than disability, cause or death has occurred is made by the board of directors, whose decision shall be final and conclusive. If an optionee ceases to be employed by the Company for reason of disability, the optionee’s options will expire not later than one (1) year after the date that he or she is terminated. During this one (1) year period and prior to the expiration of the option under its terms, the optionee may exercise any option granted to him, but only to the extent that the options were exercisable on the date of termination of his employment because of his or her disability. Except as so exercised, optionee’s options will expire at the end of the one (1) year period unless the options are to terminate sooner under the terms and conditions of the option. The decision as to whether a termination by reason of disability has occurred is determined by the board.

Under our Amended and Restated 2002 – 2003 Stock Option Plan, if an optionee ceases to be employed by, or ceases to have a relationship with us for any reason other than for disability or cause, the optionee’s options will expire not later than three (3) months thereafter. During the three month period and prior to the expiration of the option by its terms, the optionee may exercise any option granted to him, but only to the extent such options were exercisable on the date of termination of his employment or relationship and except as so exercised, such options shall expire at the end of such three month period unless such options by their terms expire before such date. The decision as to whether a termination for a reason other than disability, cause or death has occurred are made by the governance, compensation and nominating committee, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by us.

Under our 2013 Plan, if the optionee ceases to be employed by us for any reason other than for death, disability or cause, the optionee’s options will expire not later than three (3) months afterwards. During this three (3) month period and prior to the time the option expires under the terms of the option, the optionee may exercise any option that we have granted to him, but only to the extent that the options were exercisable on the date of termination of his employment. Unless exercised during this period, these options will expire at the end of the three (3) month period unless the options are to terminate sooner under the terms and conditions of the option. The decision as to whether a termination for a reason other than disability, cause or death has occurred is made by the board of directors, whose decision shall be final and conclusive. If an optionee ceases to be employed by us for reason of death or disability, the optionee’s options will expire not later than one hundred eighty (180) days after the date that he or she is terminated. During this one hundred eighty (180) day period and prior to the expiration of the option under its terms, the optionee may exercise any option granted to him, but only to the extent that the options were exercisable on the date of termination of his employment because of his or her disability. Except as so exercised, optionee’s options will expire at the end of the one hundred eighty (180) day period unless the options are to terminate sooner under the terms and conditions of the option. The decision as to whether a termination by reason of disability has occurred is determined by the board.

Option Exercises for Fiscal 2016 and 2015

There were no options exercised by our named executive officers in fiscal years 2016 and 2015.

Grants of Plan-Based Awards in Fiscal Year 2016 and 2015

We have granted to Mr. Wright an option expiring on July 31, 2017, to purchase 50,000 shares of our common stock at a cash exercise price equal to $10.50. One third of the options vest on the first anniversary of the date of grant, and the remaining options vest in twenty-four (24) equal tranches each month for the next two (2) year period. Mr. Wright’s employment with the company ended effective February 17, 2017, and therefore pursuant to the 2013 Plan he must exercise the options within three (3) months of employment termination (May 17, 2017) or forfeit them.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table lists the outstanding equity incentive awards held by our named executive officers as of the fiscal year ended December 31, 2016.

	Option Awards
	Fiscal Year	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Robert G. Watson, Jr.(1)	2011	60,000	—	—	$6.00	05/11/2017	(2)
Douglas M. Wright	2012	50,000	—	—	$10.50	12/31/2022
David L. Kunovic	2013	50,000	—	—	$10.50	12/31/2023
Kent A. Roach	2014	39,743	10,417	—	$10.50	12/31/2019

(1)	Robert G. Watson, Jr., resigned as a named executive officer of the Company on February 10, 2017.
(2)	Robert G. Watson, Jr.’s options expire ninety (90) days after his resignation, which is May 11, 2017.

Director Compensation

For the fiscal year ended December 31, 2016, the Company’s non-employee directors received no compensation.

Certain Relationships and Related Transactions

The board of directors of EnerJex has delegated to the audit committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related party transactions. If it is not feasible for the audit committee to take an action with respect to a proposed related party transaction, the board of directors or another committee of the board of directors, may approve or ratify it. No member of the board of directors or any committee may participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party.

EnerJex’s policy defines a “related party transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which EnerJex (including any of its subsidiaries) were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest.

Prior to entering into or amending any related party transaction, the party involved must provide notice to EnerJex of the facts and circumstances of the proposed transaction, including:

•	the related party’s relationship to EnerJex and his or her interest in the transaction;
•	the material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;
•	the purpose and benefits of the proposed related party transaction with respect to EnerJex;
•	if applicable, the availability of other sources of comparable products or services; and
•	an assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If EnerJex determines the proposed transaction is a related party transaction and the amount involved will or may be expected to exceed $10,000 in any calendar year, the proposed transaction is submitted to the audit and finance committee for its prior review and approval or ratification. In determining whether to approve or ratify a proposed related party transaction, the audit committee will consider, among other things, the following:

•	the purpose of the transaction;
•	the benefits of the transaction to EnerJex;
•	the impact on a director’s independence in the event the related party is a non-employee director, an immediate family member of a non-employee director or an entity in which a non-employee director is a partner, shareholder or executive officer;
•	the availability of other sources for comparable products or services;
•	the terms of the transaction; and
•	the terms available to unrelated third parties or to employees generally.

Related party transactions that involve $10,000 or less must be disclosed to the audit committee but are not required to be approved or ratified by the audit committee.

EnerJex also produces quarterly reports to the audit committee of any amounts paid or payable to, or received or receivable from, any related party. These reports allow EnerJex to identify any related party transactions that were not previously approved or ratified. In that event, the transaction will be promptly submitted to the audit committee for consideration of all the relevant facts and circumstances, including those considered when a transaction is submitted for pre-approval. Under EnerJex’s policy, certain related party transactions as defined under the policy, such as certain transactions not requiring disclosure under the rules of the SEC, will be deemed to be pre-approved by the audit committee and will not be subject to these procedures.

Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than ten percent (10%) of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that as of the date of this report they were all current in their 16(a) reports and that all reports were filed on a timely basis.

PROPOSAL 2

ELECTION OF SERIES A PREFERRED DIRECTORS

NOTICE: THIS PROPOSAL HAS BEEN TABLED UNTIL WE IDENTIFY SUITABLE NOMINEES FOR SERIES A PREFERRED DIRECTOR

Q:	The Series A preferred stock is generally non-voting stock, why are you asking for a vote of the Series A preferred stockholders?
A:	Normally, holders of Series A preferred stock are not entitled to vote unless the Company is proposing an amendment to the terms of the Series A preferred stock.

If:

(1)	we have failed to pay the accrued cash dividends on the outstanding Series A preferred stock in full for any six (6) consecutive or non-consecutive monthly periods, which we refer to as a dividend default, and/or
(2)	we fail to maintain the listing of the Series A preferred stock on a national securities exchange for a period of 180 consecutive days, which we refer to as a listing default,

the number of directors then constituting our board of directors will increase by two (2), and the holders of Series A preferred stock, voting together as a class (with the holders of any other parity shares upon which like voting rights have been conferred), will have the right to elect two (2) additional directors to serve on our board of directors at any meeting of stockholders called for the purpose of electing directors until such dividend default or listing default has been cured. The term of office of all directors so elected will terminate with the termination of such voting rights, provided however that such voting rights shall be reinstated upon any subsequent dividend default or listing default.

We have not declared a dividend on the Series A preferred stock since July 31, 2015. Since we have now failed to pay dividends for the past 6 dividend periods, the annual dividend rate has increased to 12.00% per $25.00 stated liquidation preference, or $3.00 per annum per share of Series A preferred stock.

As a result of this dividend failure the holders of Series A preferred stock are now entitled to elect 2 directors to the board.

The Series A preferred stock was delisted on October 26, 2016. If we fail to keep the Series A preferred stock listed on a national market for trading for a period of 180 consecutive days, the annual dividend rate shall increase to 12.00% per $25.00 stated liquidation preference, or $3.00 per annum per share of Series A preferred stock. In addition, upon such failure to list for 180 consecutive dates, the holders of Series A preferred stock shall be entitled to elect 2 directors to the board. The ability to elect 2 directors arising from the dividend default and the listing default are not cumulative, the maximum number of additional Series A preferred directors is 2.

Therefore, because a dividend default and a liquidation default have occurred, the size of the board of directors shall increase by 2 and the holders of Series A preferred stock shall be entitled to elect 2 directors to the board.

These two (2) directors shall continue until such time as all dividends in arrears have been paid in full and any listing failure has been remedied.

The vote of holders of Series A Preferred Stock holding in the aggregate a majority of the voting power of EnerJex’s Series A Preferred Stock present at the meeting is required to elect the Series A preferred nominees.

The Company has not identified any nominees for Series A preferred directors.

The Company is in contact with the placement agents and other representatives of certain holders of Series A preferred stock, but as of the date of the mailing of this proxy statement the Company has not received any nominations or identified any nominees to propose to the Series A preferred stockholders. The Company’s governance, compensation and nominating committee will continue to solicit qualified nominees to present to holders the Series A preferred stock either at a special meeting or at the next annual meeting of the stockholders.

THE BOARD OF DIRECTORS HAS TABLED THE VOTE FOR THE ELECTION OF THE SERIES
A PREFERRED DIRECTORS UNTIL SUITABLE NOMINEES ARE IDENTIFIED

PROPOSAL 3

APPROVAL OF TRANSACTION WITH SUCCESSOR LENDERS, SATISFACTION OF
SECURED INDEBTEDNESS AND DISPOSITION OF COLORADO, TEXAS, AND
NEBRASKA ASSETS AND CERTAIN OTHER ASSETS, AND DEBT FINANCING

Overview

We are seeking the approval by our stockholders of the letter agreement we entered into on February 10, 2017, as amended March 30, 2017 (as amended, the “Letter Agreement”), attached hereto as Annex A-1 and A-2, and the transactions described therein. EnerJex and its operating subsidiaries entered into the Letter Agreement with PWCM Investment Company IC LLC and certain investors (referred to collectively as the “Successor Lender”), the purchaser of our secured indebtedness from our former bank. We agreed with the Successor Lender to several simultaneous transactions:

1.	The Successor Lender would agree to forgive most of our existing secured loan in the approximate principal amount of $17,295,000, and in exchange enter into a secured promissory note (which we refer to as the “Restated Secured Note”) in the original principal amount of $4,500,000.
2.	We would:
a.	convey our oil and gas properties in Colorado, Texas, and Nebraska,
b.	all of our shares of Oakridge Energy, Inc. (together, the “conveyed oil and gas assets”); and
c.	contribute our assets to a wholly-owned, single purpose, bankruptcy-remote, Delware limited liability company (the “Special Purpose Subsidiary”). The Special Purpose Subsidiary shall be managed by Enerjex and will engage an independent manager approved by Successor Lender, whose vote will be required for the Special Purpose Subsidiary to file for bankruptcy protection.

The Restated Secured Note shall:

1.	be secured by a first-priority lien in the Company’s oil and gas producing assets situated in the State of Kansas;
2.	evidence accrued interest on the $4,500,000 principal balance at a rate of 16% per annum;
3.	bear interest from and after May 1, 2017, at a rate of 16.0% per annum;
4.	be prepayable in full at a discount at any time during the term of the Restated Secured Note upon EnerJex’s paying $3,300,000 to Successor Lender;
5.	require the Company to pay to Successor Lender all of the Company’s net revenues from the operation of its Kansas oil and gas assets, which payments shall reduce the $3,300,000 payment required to discharge the note prior to maturity; and
6.	mature and be due and payable in full on November 1, 2017.

The Restated Secured Note will be guaranteed by the Special Purpose Subsidiary, and the Special Purpose Entity will secure the guarantee with a lien on the Kansas oil and gas assets.

We will have 2 options to extend the maturity date of the Restated Secured Note by 90 days each upon payment of an extension fee of $100,000, which shall be applied against the principal balance of the note.

So long as we repay the $3,300,000 in indebtedness on or prior to the maturity date, as extended, all other amounts payable under the Restated Secured Note shall be forgiven.

In addition, the Successor Lender has agreed to cause its affiliate, American Standard Energy (“ASEN”), to pay a portion of its delinquent payments under its agreement to engage the Company to provide oil and gas related services to ASEN, and to pay the Company $60,000 monthly on a going forward basis, and successor lender guaranteed such payments. The Company agreed to waive payments incurred prior to December 1, 2016, while ASEN agreed to make 2 monthly payments for December 2016 and January 2017 of $60,000 each upon signing the Letter Agreement. The Company has also agreed to waive the payment for April 2017.

While the proposed transaction represents a dramatic and material change to our business, we believe this transaction provides EnerJex with the best opportunity to survive the past and current oil and gas markets and continue as a going concern. If the proposed transaction is not approved we may be unable to continue operating and will likely seek out bankruptcy protection.

Background

Summary

The continued low oil and natural gas prices during 2015 and 2016 had a significant adverse impact on our business, and, as a result of our financial condition, substantial doubt exists that we will be able to continue as a going concern.

We ceased making dividend payments on our Series A preferred stock in November 2015. On April 1, 2016, we ceased making mandatory monthly borrowing base reduction payments on our credit facility. Texas Capital Bank, which we refer to, along with its affiliates and co-lender Iberia Bank, as our “bank,” agreed to forbear on any exercise of its remedies due to our defaults under the credit facilities 3 times, on April 2016, May 2016, and August 2016. The last forbearance period expired on October 1, 2016.

We ceased making any payments under our loan on October 1, 2016.

On October 26, 2016, the NYSE MKT delisted our Series A preferred stock from the NYSE MKT due to the failure to maintain a market capitalization of above $1,000,000.

On January 11, 2017, we announced that we received a letter of noncompliance from the NYSE MKT with regard to our common stock because we failed to hold an annual meeting for the fiscal year ended December 31, 2015.

On January 17, 2017, we announced that the NYSE MKT had accepted our plan to restore compliance with certain NYSE MKT regulations on or before March 31, 2017. The holding of this stockholder meeting is part of our plan to restore compliance.

On February 10, 2017, we, the bank, and Successor Lender, entered into a loan sale agreement where the bank sold to Successor Lender all of its right, title and interest in, to and under our credit facility with the bank. The Successor Lender purchased all of the bank’s interest in the loan for (i) $5,000,000 cash (ii) a synthetic equity interest equal to 10% of the proceeds, after Successor Lender’s realization of 150% return on the cash purchase price within five (5) years of the closing date, with payment being distributed 65.78947368% to TCB and 34.21052632% to Iberia Bank, and (iii) at any time prior to February 10, 2022, Successor Lender may acquire the interest in clause (ii) above. In connection with the loan sale agreement, Enerjex agreed to release the bank and its successors (including the Successor Lender), from any and all claims under the Credit Agreement and Loan Documents.

Also on February 10, 2017, we entered into the Letter Agreement with the Successor Lender with regard to the proposed transaction. We amended that Letter Agreement on March 30, 2017.

We have continually sought strategic alternatives to our debt structure and we have sought alternatives to restructure our current obligations under our existing outstanding debt and preferred stock instruments. We believe the proposed transaction with the Successor Lender provides Enerjex with its best chance of continuing operations as a going concern.

The following background provides a description of the background of:

•	the history of the senior secured credit facility and negotiations with various parties regarding the same;
•	a history of our prior dealings with the Successor Lender and its affiliates not related to the proposed transaction; and
•	a history of the discussions leading up to the proposed transaction.
History of Senior Secured Credit Facility

We first entered into the credit facility with our bank on July 3, 2008, and the credit facility was refinanced on October 3, 2011.

Between 2011 and 2014, we amended the credit facility nine (9) times, increasing our borrowing base, adding acquired assets as collateral, amending the interest rate, adding Iberia Bank as a lender, and other various amendments.

In 2014 oil prices (WTI) declined from an average $105.79 in June 2014 to $59.29 in December 2014.

In 2015 we began having difficulty complying with our loan covenants. We revised our credit facility several times to re-determine our borrowing base, allow the sale of certain assets and repay the loan with only portions of the proceeds, and waive continuing defaults.

On April 1, 2016, Mr. Watson and EnerJex’s bankruptcy counsel met with the bank to discuss options for the Company. Mr. Watson and the Company’s bankruptcy counsel informed the bank that we would cease making the mandatory monthly borrowing base reduction payments and did not make the required April 1, 2016 payment.

In 2016 we entered into several agreements with the bank where they agreed to forbear on enforcing their rights under the credit facility in exchange for principal payments.

On October 1, 2016, EnerJex and the bank could not reach an agreement to extend the forbearance agreement.

We stopped making interest payments after October 1, 2016.

Since then we continued to evaluate plans to restructure, amend or refinance existing debt through private options.

History of Relationship with Successor Lender and its Affiliates

Our bank sold its rights under our loan to Successor Lender. Successor Lender is an affiliate of Pentwater Capital Management.

Over the course of the past several years as we evaluated strategic transactions, our officers and directors, including Robert Watson, Atticus Lowe, and Richard Menchaca, met with many investment bankers and potential acquisition, merger, joint venture and investment candidates. These candidates included Pentwater Capital Management and its affiliates from time to time.

On October 21, 2014, an investment banker (the sixth one the Company had met with that year) introduced Mr. Watson, our CEO, to Mr. Steve Person, CEO of American Standard Energy Corp. (“ASEN”). The investment banker, Mr. Watson, and Mr. Person discussed potential merger strategies and agreed to continue discussions in the future. Pentwater Capital Management, an affiliate of the Successor Lender, was the secured lender for ASEN.

On October 28, 2014, the Company engaged an investment banker and pursued a number of strategic transactions.

On December 17, 2014, the investment banker, Mr. Watson, and Mr. Person of ASEN conducted a call with the principals of Pentwater Capital Management to discuss a potential business combination with Enerjex and ASEN.

On December 30, 2014 Mr. Watson, Mr. Person, Frank Strezo (a Principal from Pentwater Capital Management), and ASEN’s investment banker conducted meetings at EnerJex’s office to review each company’s portfolio of assets and to discuss potential pathways to a combination transaction. While no agreement was reached, the parties left the meeting agreeing to continue working toward a potential transaction. EnerJex continued evaluating this and several alternative transactions.

By January 12, 2015, the Company’s board of directors met telephonically where Mr. Watson updated the board with regard to three (3) strategic transactions being pursued by the Company, including a transaction with ASEN.

Between January 13 and January 16, 2015, Mr. Watson and members of the EnerJex executive team toured several properties in West Texas owned by ASEN with Mr. Person, Mr. Strezo from Pentwater, and ASEN’s investment banker. The parties discussed the assets and various potential deal points related to a potential combination.

On February 10, 2015, Mr. Person informed Mr. Watson of the pending sale of an asset in the Permian basin. The companies began evaluating the asset and the possibility of a Joint venture with those assets, but no agreement was reached.

On April 13, 2015, EnerJex’s investment banker, Mr. Watson, Mr. Person and ASEN’s investment bankers discussed the potential for a transaction between EnerJex and ASEN. On April 15, 2015, the parties met again to continue discussion, but Pentwater and ASEN elected to pursue a Chapter 11 reorganization instead.

On April 20, 2015, the Company’s board of directors met telephonically where Mr. Watson and the Company’s investment banker updated the board with regard to the discussions held with ASEN, among several other potential strategic transactions.

Between April and November of 2015, Enerjex and its management team explored a variety of strategic alternatives for the Company, including acquisition candidates, potential sales or a portion or all of the Company’s oil & gas assets, merger candidates, joint ventures, raising capital investments and exploring a bankruptcy reorganization. During this time the bank continued to revise its valuation of its collateral downward.

In May 2015, EnerJex raised additional capital through the sale of shares of its Series A preferred stock.

On November 4, 2015, Mr. Watson re-engaged with Mr. Person of ASEN and Mr. Strezo of Pentwater Capital Management at a meeting in San Antonio, Texas, to discuss potential merger and/or acquisition strategies for Enerjex and ASEN. The parties discussed a variety of potential transactions and solutions for EnerJex to avoid a bankruptcy filing. Mr. Watson informed Mr. Person and Mr. Strezo that Enerjex was continuing to pursue multiple strategic transactions with third parties. The parties agreed to continue discussions

On November 11, 2015, the Company’s board of directors met telephonically where Mr. Watson updated the board with regard to the discussions held with ASEN and three (3) other candidates for a strategic transaction. The success of a strategic transaction was becoming more difficult due to the continued weakness in oil & gas prices and corresponding valuation declines in our oil and gas assets resulting in the bank being under collateralized. The board and Reicker Pfau, the Company’s corporate counsel, discussed the board’s and management’s fiduciary duties in this context to the Company’s stockholders and lenders.

Between November 2015 and January 2016, EnerJex’s management pursued negotiations with another transaction candidate (the 15th candidate since 2014), meeting with the candidate several times, meeting with the bank to discuss restructuring our debt in connection with this transaction, and exploring conducting the transaction pursuant to a prepackaged bankruptcy.

On December 11, 2015, the board met telephonically where Mr. Watson provided a discussion of all strategic initiatives being conducted by the Company that could be considered viable options.

On December 15, 2015, the board met telephonically where Mr. Watson and the board discussed in detail the proposed transaction with candidate number 15, which was dependent upon the bank underwriting the candidate’s oil and gas asset portfolio and extending credit on those assets. The transaction was dependent upon completing an asset sale thought a pre-packaged Chapter 11 bankruptcy filing.

On January 6, 2016, Mr. Watson communicated to the board that a letter of intent from candidate number 15 was expected with terms similar to those discussed on December 15, 2015. Mr. Watson informed the board that one remaining candidate (the 16th candidate) was exploring purchasing Enerjex or its assets, but that the continuing deterioration of commodity prices was negatively impacting most strategic options, if not making them outright impossible. Oil prices (WTI) averaged $31.68 in January 2016, compared to $105.79 in June 2014, and $59.29 in December 2014.

On January 8, 2016, Mr. Watson updated the board that while the proposed transaction with candidate number 15 was slipping, the candidate asked EnerJex to make a presentation to its board of directors. Mr. Watson noted that candidate number 16 had provided a preliminary valuation for EnerJex that was substantially lower than its outstanding indebtedness. Mr. Watson also indicated that he was in discussions with ASEN for Enerjex to provide consulting services for a monthly cash fee, and that he hoped the consulting arrangement could lead to a solution for the Company.

On February 10, 2016, at the request of Iberia Bank (one of our lenders in the senior secured credit facility) Mr. Watson met with Iberia Bank management in Houston, Texas, and provided them with an update on the strategic options the Company was pursuing.

On February 17, 2016, the board met telephonically. Mr. Watson informed the board that the bank had elected not to extend credit to candidate number 15, and that therefore candidate number 15 could not proceed with the transaction. The board discussed the structural issues with the oil and gas market caused by the low commodity prices, and that the number of transactions in the oil and gas industry were low due to the bearish sentiment on the commodity market and that large bid/ask valuation spreads persisted throughout the industry. Mr. Watson and the board discussed the fact that the value of EnerJex’s assets was lower than its secured indebtedness. The board discussed transaction alternatives with the potential to save some value for stockholders.

On February 24, 2016, the board met telephonically. Mr. Watson updated the board with regard to ASEN, informing the board that the company would start providing consulting services for ASEN in exchange for monthly payments. He also informed the board that the Company was no longer exploring any potential strategic alternatives. Oil prices (WTI) averaged $30.32 in February 2016.

In February and March 2016, Mr. Watson held several conference calls with representatives of the holders of its Series A and Series B preferred stock to discuss potential equity restructuring transactions to convert those shares to common shares. Mr. Watson met with restructuring advisors in New York, New York to discuss strategies with regard to the Company’s impaired bank debt. In addition, Mr. Watson met with a private equity investor (the 3rd private equity investor he met with since August 2015).

From March 7 – 9, 2016, Mr. Watson and EnerJex’s operations manager traveled to Midland, Texas to discuss logistics and timing with ASEN to implement the consulting agreement for EnerJex to take over ASEN’s operations.

In March 21 and March 22, 2016, Mr. Watson met with two (2) other financial investors in Dallas, Texas, to discuss the EnerJex oil and gas portfolio, potential investment options, and potential strategic solutions to the bank debt.

On March 31, 2016, Mr. Person, the CEO of ASEN, introduced Mr. Watson to another potential investor (the 6th Enerjex was pursuing) in Ft. Worth, Texas. Mr. Watson met with investor number 6 to discuss the EnerJex portfolio, potential investment options, and potential solutions to the bank issues. The parties agreed to continue discussions and conduct high level due diligence.

In April 2016, EnerJex and its bankruptcy counsel began negotiating a forbearance agreement with the bank.

On April 1, 2016, EnerJex entered into a consulting agreement with Baylor Operating, a subsidiary of ASEN. Per the terms of this consulting agreement, Baylor Operating agreed to pay EnerJex $60,000 per month for consulting services while Enerjex provided back office support, operations management, and technical support to Baylor Operating.

On April 4, 2016, the board met telephonically and Mr. Watson provided an update to the board with regard to negotiations with the bank.

On April 8, 2016, Mr. Watson and Mr. Person met with principals of Pentwater Capital Management in Chicago to discuss EnerJex’s oil and gas portfolio and discuss a potential investment in the Company. The parties also discussed how such an investment could potentially foster a business combination between EnerJex and ASEN. The parties agreed to proceed with evaluating strategic options and due diligence.

On April 11, 2016, Mr. Watson discussed the Company’s assets with another investor (investor number 7). The parties discussed a potential investment and potential solutions for the bank debt, and agreed to continue due diligence.

On April 27 Mr. Watson conducted a strategic update call with the bank, noting that he was speaking with several potential investors to generate interest in the Company’s oil and gas assets and to consider an investment in the company or to provide other potential options for the bank. He indicated that a transaction with Pentwater Capital Management had the highest current probability.

In late April and early May 2016, Mr. Watson contacted two (2) hedge funds and a Dallas based energy investor to discuss the Company’s assets and potential investments or other solutions to the bank debt. One of the potential investor candidates, a hedge fund pursuing event-driven investing strategies (investor number 9) was introduced to Mr. Watson by Mr. Person from ASEN on May 5, 2016.

In May 2016, Mr. Watson provided the bank with updates regarding its discussions with Pentwater Capital Management and the six (6) other potential investors the Company was currently in discussions with. Mr. Watson also began discussions with another investor (investor number 11) that quickly ceased.

In June 2016, Mr. Watson met with nine (9) other potential investors and continued discussions with all potential investors to date that were still open to discussions. He updated the bank with regard to these potential investors, noting the initial contacts and the continuing discussions (Mr. Watson had by this time met with 20 potential investors). He noted that discussions with Pentwater Capital Management and investor number 5 and number 7 had stalled.

On June 13, 2016, Mr. Person introduced Mr. Watson to another hedge fund (investor number 21). By the end of June Mr. Watson had met with four (4) more potential investors, with a total of 25 potential investors solicited, including private equity firms, hedge funds, and strategic investors.

History of the proposed transaction

On July 7, 2016, Pentwater Capital Management informed Mr. Person and Mr. Watson that they were going to submit an initial indication of interest to the bank for the purchase of Enerjex’s secured debt. Mr. Watson introduced principals of Pentwater Capital Management to Texas Capital Bank. Mr. Watson did not participate in any subsequent conversations or negotiations between Pentwater Capital Management and the bank.

On July 19, 2016, at the bank’s request, Mr. Watson provided an update on all strategic and operational activities. Mr. Watson informed the bank that we was aware that the bank and Pentwater Capital Management were pursuing negotiations for a potential transaction. Mr. Watson indicated that the Company was still in discussions with a variety of third parties for a potential transaction or investment, but he noted that valuation feedback he was receiving indicated that this would be a very challenging transaction.

On several occasions throughout his negotiations with the bank, the bank made it clear to Mr. Watson that it would not entertain proposals regarding the purchasing of the debt from any affiliate of the company.

Through July and August, 2016, Mr. Watson continued meeting with potential investors. By the end of August he had met with over 30 potential investors in the aggregate. Most investors declined for various reasons.

On August 31, 2016, Mr. Watson met with two (2) potential investors that intended to co-invest with Pentwater Capital Management.

On September 29, 2016, Mr. Watson provided an operational update to the bank. The bank let Mr. Watson know that they were in negotiations with two (2) potential buyers of the EnerJex debt.

On September 30, 2016, the discussions with the bank regarding extending the forbearance period on the loan default ceased. Mr. Watson indicated to the bank that a Chapter 11 bankruptcy filing would likely be the Company’s next course of action. The bank indicated that it was still pursuing a sale of the debt, and the Company informed the bank that it would delay filing for bankruptcy protection as long as possible to support the negotiations. To preserve cash, EnerJex ceased making all payments under the debt.

The Company and the bank continued negotiating a forbearance extension, but did not reach an agreement. On October 10, 2016, the Company informed Mr. Watson that it was still working on potential transactions with either Pentwater Capital Management or another investor (investor number 7 that EnerJex had met with).

On October 11, 2016, Mr. Watson and board members Atticus Lowe and Lance Helfert met with Mr. Person, now representing Pentwater Capital Management, in Los Angeles. The purpose of the meeting was to introduce Mr. Lowe and Mr. Helfert to Mr. Person. Mr. Person provided an update on the status of Pentwater Capital Management’s negotiations with the banks. Mr. Person indicated that he represented a group of investors that intended to co-invest with Pentwater Capital Management in the acquisition of the EnerJex debt. Mr. Person communicated to Mr. Lowe and Mr. Helfert that Mr. Watson had requested that Mr. Person speak with Mr. Lowe and Mr. Helfert to discuss the potential for negotiating a restructuring of EnerJex’s debt in the event that the Pentwater Capital Management investor group was successful in acquiring the EnerJex debt from the banks. The parties discussed potential concepts and restructuring options.

At the October 11, 2016 meeting, Mr. Watson indicated that he planned to resign from EnerJex, regardless of the outcome of the negotiations, and that the entire EnerJex executive team intended to leave EnerJex with Mr. Watson. Mr. Watson indicated that he was seeking a variety of opportunities, and that it was possible that he would join Mr. Person in the management of a new company that could end up owning assets once owned by EnerJex (since he and the team were experienced in managing those assets), as well as additional assets. Mr. Person closed the meeting by informing Mr. Lowe and Mr. Helfert that he had a desire to work out a potential deal that would preserve some value for EnerJex stockholders and that they would reach out directly to the EnerJex board at the appropriate time to discuss restructuring options if the purchased the debt.

On October 17, 2016, Mr. Watson and EnerJex management made a presentation to investor number 7 (the other potential purchaser of the EnerJex debt). The parties did not discuss the potential bank transaction.

On October 25, 2017, Mr. Watson provided an update to the bank, and indicated that the company intended to file for bankruptcy protection by the end of November 2016. He urged the bank to move expeditiously with its negotiations with the two (2) investors to sell the loan if they had a desire to do so.

On or around November 3, 2016, Mr. Watson received a call from Northland Securities, the placement agent with regard to the Company’s preferred stock. Northland Securities indicated that representatives of Enerjex’s Series B preferred stock holder, had requested them to ask Mr. Watson to join them on a call that they intended to place to the bank. Mr. Watson declined to participate on that call, informed Northland Securities that the bank was entertaining two different proposals from independent third party investors, and that the Company would likely file for bankruptcy protection at the end of November. Mr. Watson indicated that the Series B holder’s representatives were free to call the bank on its own accord. Northland Securities informed Mr. Watson that the Series B representative decided to wait one week before they called the bank.

On or around November 10, 2016, Mr. Watson received a call from Northland Securities. Northland Securities indicated that the Series B representative had requested them to inform Mr. Watson that they intended to call the bank on November 21, 2016, unless the Company provided options to the Series B holder by November 18, 2016. Mr. Watson communicated that the Company’s status had not changed, and that the Series B representative was free to call the bank on its own accord. Mr. Watson indicated that any offers should be provided in writing directly to the bank, and reiterated that the bank was considering two different proposals. Northland Securities requested valuation feedback on the current process. Mr. Watson informed Northland Securities that he was unaware of the financial terms of the negotiations with the bank and that Mr. Watson was not participating in any negotiations between the bank and the third party investors. Mr. Watson provided Northland Securities only with the bank’s contact information.

On November 16, 2016, the board met telephonically. Mr. Watson informed the board that the bank was entertaining proposals from two different investors, the Pentwater Capital Management investor group (which would eventually become the successor lender) and investor number 7. Mr. Watson informed the board that to his knowledge the bank failed to respond to the current offers and he was unaware if the bank had earnestly entered into negotiations on either. Mr. Watson informed the board that Loeb had recommended that the Company file for Chapter 11 bankruptcy protection before the end of November in the event the bank did not reach an agreement with a potential investor. During the discussions the board asked and Mr. Watson clarified that he informed the bank of the Company’s intentions with respect to filing bankruptcy, and that the Company had consistently provided financial projections to the bank throughout 2016 that showed the Company reaching minimum liquidity levels in the 4th quarter 2016. Mr. Watson also updated the board with regard to his conversations with LH Financial through intermediary Northland Securities the week before.

On November 28, 2016, the board met telephonically. Mr. Watson informed the board that the Pentwater Capital Management investor group indicated that it intended to present the bank with one final offer later that evening. Mr. Watson informed the board that it was his belief (although he could not verify it and did not know the terms of the offer) that the offer was to purchase the Company’s secured debt from the Banks. Mr. Watson indicated that the Pentwater Capital Management investor group intended to approach the board to begin negotiating a framework for a debt restructuring so that Enerjex and its stockholders would have a path forward. Mr. Watson informed the board that the Company’s only other option was to file for bankruptcy in the event that the bank declined the Pentwater Capital Management investor group’s offer. Mr. Watson indicated that the Company’s cash position had deteriorated to minimum levels and that all other options had been explored and vetted. Mr. Watson informed the board that its bankruptcy counsel had requested that the board to authorize the Company and all of its subsidiaries to file for bankruptcy protection and authorize Loeb to serve as bankruptcy counsel. Mr. Watson indicated that he had not had any further communication with the Series B representative and that he was unaware if they submitted a proposal to the bank. Mr. Watson reiterated to the board that he had communicated to the Series B representative through Northland Securities that the Company would likely need to file for Chapter 11 bankruptcy protection in the event that the bank declined the offer from the Pentwater Capital Management investor group.

On November 30, 2016, the bank requested more time from the Company to reach a transaction with the Pentwater Capital Management investor group.

On December 2, 2016, Mr. Watson was advised and informed the board that the bank and the Pentwater Capita Management investor group reached an agreement. He confirmed to the board on or around December 5, 2016, that the bank and the Pentwater Capital Management investor group (which was to become the successor lender) had signed a letter of intent.

On December 7, 2016, Mr. Watson introduced Mr. Person and Mr. Frank Strezo, a principal of Pentwater Capital Management, to the board.

On December 7, 2016, Mr. Robert Watson recused himself from any further board discussions, activities, and meetings as he intended to resign shortly. Given the fact that he and his management team were likely to be employed in the same geographic areas EnerJex operated in, and potentially would be employed by the purchaser of EnerJex’s assets, he did not participate in any further discussions or negotiations between the Company and the Pentwater Capital Management investor group which became the Successor Lender.

Mr. Watson recused himself from any further board meeting after December 7, 2017. Mr. Watson was not present at any of the meetings of the EnerJex board of directors referred to below, therefore references to meetings or calls where the board was present did not include Mr. Watson.

On December 10, 2016, Mr. Watson provided Reicker Pfau, the Company’s corporate counsel, with an update on all deal points with regard to the proposed transaction with Successor Lender that he was aware of.

On December 13, 2016, non-management members of the EneJex board met with members from the Pentwater Capital Management investor group in Dallas to discuss the outline of the proposed transaction. As explained to the board, the framework of the deal revolved around the investor group forgiving the senior debt, to be acquired by them, in exchange for the Colorado, Nebraska, and Texas assets and a monetary amount to be determined. They indicated Enerjex would retain the Kansas assets, the public vehicle and the NOL’s. The investor group emphasized the need for a quick process following their closing of the purchase of the debt from bank. They mentioned their important points were understanding the process, the valuation of the assets being retained by EnerJex, and the transition. We agreed to continue discussions and departed.

On December 14, 2016, Mr. Watson and the EnerJex technical team made a presentation to the Pentwater Capital Management investor group in Midland, Texas.

On December 22, 2016, Mr. Lowe and Mr. Menchaca spoke to Mr. Person to continue discussions regarding the remaining topics of process, timing and price. Discussions regarding timing and process revolved around the need to obtain stockholder approval. The parties discussed the value of the Kansas assets. Mr. Person indicated again that they were significantly lower than what was hoped, but it was within the range that a deal could be done. Mr. Lowe and Mr. Menchaca agreed to resume discussions after gathering information related to the timing and process of a stockholder meeting.

On December 28, 2016, Mr. Lowe and Mr. Menchaca attempted to reach Mr. Person but were unable to do so due to the holiday.

On December 29, 2016, Mr. Watson had separate discussions with Reicker Pfau and directors Lance Helfert and Richard Menchaca to discuss various updates with the proposed transaction with the Pentwater Capital Management investor group.

On December 29, 2016, Mr. Watson emailed the board with regard to his intentions to resign on December 31, 2016.

On December 30, 2016, Mr. Helfert and Mr. Watson discussed the terms of a separation agreement. Mr. Helfert asked Mr. Watson if he would wait to resign until the separation agreement was negotiated and until the proposed transactions were announced so that the Company could make a concurrent announcement. Mr. Watson indicated that he was willing postpone his resignation if it helped the Company. However, Mr. Watson indicated that he had concerns that he was still technically a director and chief executive officer of the Company in which he effectively had no decision making authority because of his recusal, and wanted to limit his further risk of liability. As noted above, Mr. Watson recused himself from any board meeting after December 7, 2016. Therefore, any reference to a meeting or call of the Enerjex board of directors in the discussion below does not include Mr. Watson.

On January 2, 2017, EnerJex director Richard Menchaca had a telephone call with Mr. Person, who was speaking on behalf of the Pentwater Capital Management investor group/Successor Lender regarding the amount EnerJex offered to pay the Successor Lender for retaining the asset was lower than expected, but in the right ballpark. The conversation emphasized the need to conclude a transaction quickly, and Mr. Person noted that there would be a call among the principals of the Successor Lender to discuss the proposal on January 3rd. Mr. Person asked the Company to prepare a simple bullet point outline of the most expeditious process and how a transaction could occur.

On January 3, 2017, Mr. Menchaca and Mr. Person spoke again via telephone, and Mr. Person noted that the Successor Lender would like a summary of a proposed process before they would make an offer, again emphasizing that the timing of the proposal would have an impact on the negotiations.

On January 3 and 4, 2017, members of the EnerJex board of directors and Mr. Schott had numerous conferences between themselves and with Reicker Pfau to develop a plan and process to propose to the Successor Lender.

On January 4, 2017, the EnerJex board of directors met via conference call at which they discussed, among other things, alternative proposals to present to the successor lender.

On January 5, 2017, members of the EnerJex board of directors and management team had numerous conferences between themselves and with Reicker Pfau to develop a timeline for a stockholder meeting.

On January 6, 2017, Reicker Pfau and the Successor Lender’s counsel discussed via telephone the need to focus on the process of how the proposed transaction could occur and the timing for the same. The attorneys also discussed valuation and transition issues.

Between January 6 and 10, 2017, members of the EnerJex board and Mr. Schott had numerous conferences between themselves and with Reicker Pfau, regarding the process for the transaction.

On January 10, 2017, the EnerJex board of directors met via conference call to discuss the status of the proposed transaction and negotiations regarding same.

Between January 10 and 12, 2017, the members of the EnerJex board and Mr. Schott had numerous conferences between themselves and with Reicker Pfau regarding the structure of the transaction.

On January 10, 2017, the EnerJex board of directors met via conference call to discuss the status of the proposed transaction.

On January 13, 2017, Mr. Lowe spoke with representatives of our prior lender, where the bank informed Mr. Lowe that any transaction should include a release of the prior lender from any current or future claims before it agreed to sell the loan to the Successor Lender.

On January 13, 2017, the Successor Lender provided a draft of the loan sale agreement between the prior lender, the Successor Lender, and EnerJex.

On January 13, 2017, the board met via conference call to discuss the terms of the loan sale agreement.

On January 14, 2017, the board met via conference call to discuss the terms of Mr. Watson’s separation from the Company.

Between January 13 and 14, 2017, the members of the EnerJex board and Mr. Schott had numerous conferences between themselves and with Reicker Pfau, regarding the proposed loan sale agreement and potential subsequent transaction with the Successor Lender.

On January 15, 2017, the EnerJex board of directors met via conference call to discuss the loan sale agreement.

Between January 15 and 17, 2017, the members of the EnerJex board and Mr. Schott team discussed the terms of the loan sale agreement and the revisions to the same that should be requested by the Company.

On January 17, 2017, the EnerJex board of directors met twice via conference call to discuss the potential transaction proposed by the Successor Lender and the Company’s response to same.

On January 17 and 18, 2017, the members of the EnerJex board of directors and Mr. Schott worked with Reicker Pfau to develop a counter offer to the proposed terms of the transaction with the Successor Lender to be implemented after the loan sale agreement became effective.

On January 18, 2017, the EnerJex board of directors met via conference call to finalize the Company’s counter offer to the potential transaction proposed by the Successor Lender.

On January 18, 2017, Reicker Pfau and the Company’s retained bankruptcy counsel, Loeb & Loeb, discussed with the prior lender counsel issues related to the loan sale agreement and the proposed transaction.

On January 20, 2017, Mr. Menchaca and Mr. Person discussed revisions to the terms of the proposed transaction.

On January 23, 2017, EnerJex was informed that the Successor Lender and the bank had successfully negotiated the loan sale, the only remaining issue was the release from EnerJex.

On January 23, 2017, EnerJex and the Successor Lender reached an agreement with regard to the terms of the proposed transaction.

On January 24, 2017, Reicker Pfau distributed a first draft of the Letter Agreement between the Successor Lender and the Company.

On January 25, 2017, the bank informed EnerJex that a release from EnerJex would be required in the loan sale agreement with the Successor Lender.

On January 29, 2017, the board met telephonically to discuss the status of the agreements between the bank, Successor Lender, and the Company.

On January 31, 2017, Mr. Menchaca provided a revised proposal to Mr. Person.

The Company continued to negotiate with the bank and Successor Lender regarding the Company’s willingness to release the bank and its successors from any liability and with Successor Lender regarding the terms and conditions of the proposed transaction.

On February 7, 2017, the bank indicated to Mr. Louis G. Schott, our interim CEO, that it would not sell the loan without a release from EnerJex.

On February 8, 2017, Mr. Schott and Mr. Person and Mr. Strezo on behalf of Successor Lender negotiated the terms of the proposed transaction, and Successor Lender agreed to cause Baylor Operations (the ASEN subsidiary) to make two payments under its consulting agreement with the Company in aggregate amount of $120,000, which satisfied the Company’s immediate cash needs. Baylor was in default under its payment obligations.

On February 9, 2017, the bank indicated its desire to be repaid fees prior to signing the loan sale agreement. The board held a meeting via telephone call to discuss this proposal, ultimately rejecting it.

On February 10, 2017, Mr. Person telephoned Mr. Schott that the bank and Successor Lender had resolved the fee issue.

On February 10, 2016, the Enerjex and Mr. Watson entered into a separation agreement.

On February 10, 2017, Successor Lender entered into the loan sale agreement with the bank and the Company to purchase from the bank all of its rights to our secured indebtedness pursuant to the Letter Agreement.

On February 10, 2017, and concurrently with the loan sale transaction we entered into a definitive written Letter Agreement, subject to the approval of the stockholders, to effect a transaction with the Successor Lenders in which:

(a)	Successor Lender forgives all of our obligations under our secured credit facilities;
(b)	we convey to the Successor Lenders or its designee:
(i)	our real property leases and oil and gas producing properties located in Colorado, Texas, and Nebraska;
(ii)	our shares in Oakridge Energy, Inc., and
(iii)	a $3,300,000 cash payment.
(c)	We retain our oil and gas properties and assets located in Kansas, which generate the majority of the Company’s revenue and cash flow from operations.

On February 10, 2017, all documents were signed and signatures were held in escrow until released.

On February 13, 2017, the parties released signatures.

From February 22 to March 9, 2017, Mr. Schott had multiple discussions with the Company's reserve engineer, on the status of the Company's annual reserve report. Mr. Schott provided status updates to Mr. Strezo and Mr. Person from time to time.

On March 9, 2017, we received the preliminary reserve reports from the Company's reserve engineer. The members of the board had multiple calls with Mr. Schott and the reserve engineer from March 9 to March 13, 2017.

We provided the initial reserve report to Mr. Person and Mr. Strezo on March 10, 2017.

On March 14, 2017, Mr. Schott had a discussion with Mr. Strezo and Mr. Person on behalf of Successor Lender regarding the results of the preliminary reserve report indicated a value less than what the parties were expecting. Successor Lender indicated that the terms of the transaction needed to be amended. Mr. Schott updated the board.

On March 15, 2017, we received the final reserve report. Mr. Schott and the members of the Company's board of directors discussed the findings of the reserve report, its impact on the timing of the transaction planned in the original Letter Agreement and the Company's need to raise $3,300,000 in cash in a very short period based upon the original terms of the transaction.

Later on the 15th, we sent to Successor Lender a draft amendment to the Letter Agreement outlining three alternatives. Mr. Schott discussed these alternatives with representatives of Successor Lender. Mr. Schott then reviewed the alternatives with the Company's board of directors.

From March 16 to March 23, 2017, we negotiated terms with Successor Lender.

On March 25, 2017, Mr. Schott had multiple calls with Mr. Strezo and Mr. Person regarding proposal and revisions to the proposal.

From March 25 to March 26, 2017, Mr. Schott had multiple calls with the members of the Company's board regarding the Successor Lender's proposals.

On March 28, 2017, EnerJex and its corporate counsel had multiple conference calls with Successor Lender and its counsel. On March 27, 2017, we delivered a revised Amendment to Successor Lender.

Later on the 28th, the members of the Company's board of directors met telephonically regarding the proposed revision. The Company then prepared and sent a revised Amendment to Letter Agreement. For the first time the agreement called for the creation of a bankruptcy-remote special purpose entity.

On March 30, 2017, the parties signed the first amendment to the Letter Agreement.

Restated Secured Note

EnerJex’s loan will be restructured in the proposed transaction pursuant to the terms of Restated Secured Note.

The Restated Secured Note shall:

1.	be secured by a first-priority lien in the Company’s oil and gas producing assets situated in the State of Kansas;
2.	evidence accrued interest on the $4,500,000 principal balance at a rate of 16% per annum;
3.	bear interest from and after May 1, 2017, at a rate of 16.0% per annum;
4.	be prepayable in full at a discount at any time during the term of the Restated Secured Note upon Enerjex’s paying $3,300,000 to Successor Lender; and
5.	mature and be due and payable in full on November 1, 2017.

We will have two (2) options to extend the maturity date of the Restated Secured Note by 90 days each upon payment of an extension fee of $100,000, which shall be applied against the principal balance of the note.

So long as we repay the $3,300,000 in indebtedness on or prior to the maturity date, as extended, all other amounts payable under the Restated Secured Note shall be forgiven, including but not limited to the remaining principal amount of $1,200,000.

We are exploring alternative financing of the $3,300,000 cash payment to retire the, and expect to raise between $3,500,000 and $5,000,000 in capital through debt or equity financing, or a combination of both. If we are unable to do so we intend to pursue other strategic financing alternatives to monetize our Kansas oil and gas properties and assets. These alternative financing transactions may be in any form, such as a joint venture, partnership, leasing arrangement, or working interest sales. In addition, the Company may explore outright fee sales of properties as a method of raising capital. The actual structure will likely be a combination of these alternatives.

Recommendation of Our Board; Reasons for Recommending the Approval of the Letter Agreement

On February 10, 2017, the board convened a meeting at which it unanimously (i) resolved to recommend that our stockholders approve the Letter Agreement and the debt satisfaction/asset disposition transactions set forth therein, (ii) determined that the entry into the letter agreement is in the best interests of the Company and its stockholders, and (iii) directed that the Letter Agreement be submitted to a vote at a meeting of the stockholders to consider the approval of the Letter Agreement and the transactions set forth therein. In evaluating the Letter Agreement and the transactions contemplated thereby, the board consulted with the Company’s senior management and legal and financial advisors, and considered and evaluated a range of factors that it believed supported its decision to enter into the Letter Agreement and its recommendation that the stockholders of the Company approve the Letter Agreement, including, but not limited to, the following factors:

•	the board’s knowledge and familiarity with the business, financial condition and results of operations of the Company, as well as the Company’s prospects if it did not address its secured debt, including the risks and uncertainties related thereto;
•	the dramatic and material change to our business presented by the transaction due to the reduction in a significant portion of our properties;
•	the lack of credible alternatives to the debt satisfaction/asset disposition transaction, the timing and likelihood of effecting any alternatives even if discovered, and the high potential that if this transaction did not occur the Company would be unable to continue as a going concern, and even if it did occur continuing as a going concern would remain a struggle;
•	the board’s belief, based on the progress and outcome of negotiations with the Successor Lender that the debt satisfaction/asset disposition transaction set forth in the Letter Agreement contained the most favorable terms for Enerjex to which the Successor Lender was willing to agree; and
•	the likelihood and anticipated timing of completing the proposed transaction in light of the nature and scope of the conditions to completion.

In the course of its deliberations, the board also considered a variety of risks, uncertainties and other countervailing factors related to entering into the Letter Agreement and the transactions contemplated thereby, including:

•	the risk that the proposed transaction might not be completed in a timely manner or at all;
•	that the value of the stockholders’ equity interests in the reduced Company following the proposed transaction;
•	the reduced size of the Company’s business after completion of the proposed debt satisfaction/asset disposition transaction, which may have a material adverse effect on our ability to respond to changing market and business conditions or delay or prevent us from undertaking business opportunities that may arise;
•	the risks and costs to the Company if the proposed transaction is not consummated, including the significant possibility of insolvency;
•	that there can be no assurance that all conditions to the parties’ obligations to effect the transaction will be satisfied prior to the outside date set forth in the Letter Agreement; and

•	that certain of our directors and executive officers have interests in the transaction that may be different from, or in addition to, the interests of our stockholders generally.

For more information on the interests of the Company’s directors and executive officers in the transaction, see the section entitled “— Interests of the Company’s Directors and Executive Officers in the Interests of Directors and Executive Officers in the Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets Transaction” beginning on page 44;

The board conducted an overall analysis of the reasons and factors described above and determined in its business judgment that, in the aggregate, the potential benefits of the transactions contemplated by the Letter Agreement to the stockholders of the Company outweighed the risks and potential negative consequences of the transactions.

The foregoing discussion of certain reasons and factors considered by the board is intended to be illustrative, and is not exhaustive, but includes the material reasons and factors considered by the board in reaching its conclusions and recommendation in relation to the Letter Agreement and the transactions contemplated thereby. In view of the wide variety of reasons and factors considered by the board in connection with its evaluation of the proposed transaction and the complexity of these matters, the board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific reasons or factors it considered in reaching its determination and did not undertake to make any specific determination as to whether any particular reason or factor, or any aspect thereof, was favorable or unfavorable to the ultimate determination of the board. Rather, the board made its recommendation based on the totality of information presented to it and the investigation conducted by it. In addition, individual members of the board may have given different weights to different factors or may have had different reasons or factors for their ultimate determination.

It should be noted that this explanation of the reasoning of the board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 7 of this proxy statement.

The board unanimously recommends that the stockholders of the Company vote “FOR” approval of the Letter Agreement and the debt satisfaction/asset conveyance transaction set forth therein.

Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets Transaction

Summary

The Company and its wholly-owned subsidiaries EnerJex Kansas, Inc., a Nevada corporation, Working Interest, LLC, a Kansas limited liability company, Black Sable Energy, LLC, a Texas limited liability company, Black Raven Energy, Inc., a Nevada corporation, and Adena, LLC, a Colorado limited liability company (collectively, the “Subsidiaries”), entered into a letter agreement dated February 10, 2017 (the “Letter Agreement”), with PWCM Investment Company IC LLC, a Delaware limited liability company (“PWCM”), pursuant to which (a) PWCM agreed to deem satisfied and forgive a substantial majority of the Company’s and the Subsidiaries’ obligations under the Loan Documents (as defined below), which, as of the date hereof, evidence Company indebtedness in an outstanding principal balance of approximately $17,925,000 by restating the Company’s secured promissory note into a note for $4,500,000, and (b) in consideration of that deemed satisfaction and forgiveness, the Company and the Subsidiaries agree to convey or provide to PWCM or its designees (i) all of their real property leases, oil and gas producing properties, and other assets situated in Colorado, Texas, and Nebraska, (ii) all of their shares in Oakridge Energy, Inc. The Company will retain its oil and gas properties and assets located in Kansas, which generate the majority of the Company’s revenue and cash flow from operations, and contribute those assets to a bankruptcy-remote entity. The Successor Lender shall have a security interest in those revenues and the retained Kansas oil and gas assets. After we executed the Letter Agreement, the following parties were added to the Letter Agreement as additional purchasers of our secured indebtedness: Cibolo Holdings, LLC, a Texas limited liability company; RES Investment Group, LLC, a North Carolina limited liability company; and Round Rock Development Partners, LP, a Delaware limited partnership (such entities, together with PWCM, collectively the “Successor Lenders”).

Secured Loan

The Company and the Subsidiaries are parties to an Amended and Restated Credit Agreement, dated October 3, 2011, by and among the Company and the Subsidiaries, as Borrowers, Texas Capital Bank, N.A. (“TCB”), as Administrative Agent, and the other financial institutions and banks party thereto from time to time, which we refer to as the Bank, as amended (the “Credit Agreement”), and certain documents ancillary and related to the Credit Agreement (the Credit Agreement and all ancillary and related documents, the “Loan Documents”). The loans made under the Loan Documents are secured by certain of the Company’s and the Subsidiaries’ assets.

Successor Lender

In a transaction that closed on February 17, 2017, the initial Successor Lender (others have been added by the Successor Lender, and we refer to them collectively as the Successor Lender) purchased from our bank lenders under the Loan Documents all rights of such bank lenders under those Loan Documents, including the right to payment of our indebtedness under the Loan Documents and all rights to the security pledged as security for the obligations of EnerJex and its Subsidiaries.

As a result, all of our obligations under the Loan Documents are now owed to the Successor Lender. As of the date hereof, the outstanding amount of principal owed by the Company and the Subsidiaries under the Loan Documents is approximately $17,925,000.

Letter Agreement

The following is a summary of the material terms and conditions of the Letter Agreement as amended. This summary does not purport to be complete and may not contain all of the information about the Letter Agreement that is important to you. The description of the Letter Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is attached to this proxy statement as Annex A-1 and A-2 and is incorporated by reference into this proxy statement. We encourage you to read the Letter Agreement carefully and in its entirety because it is the primary contractual document that governs the debt satisfaction/asset disposition transaction and its express terms and conditions govern the rights and obligations of the parties.

While the Successor Lender was working with the bank the finalize its debt purchase transaction, it was also working with the Company to structure a transaction in which the Company had an opportunity to satisfy the entire outstanding indebtedness of the Company (which likely exceeded the value of its assets) with a portion of the assets and a cash payment. On February 10, 2017, a week before the Successor Lender finalized the purchase of the loans, we entered into the Letter Agreement with the Successor Lender. We amended the Letter Agreement on March 30, 2017.

Loan Forgiveness; Consideration for Loan Forgiveness

The transaction set forth in the Letter Agreement provides a means for the Company to satisfy all outstanding amounts indebtedness, and any other outstanding amounts, owed to the Successor Lenders and continue as a going concern.

The current value of our assets exceeds the current value of our liabilities, making our ability to remain a going concern doubtful. The terms of the Letter Agreement provide the Company with an opportunity to remain a going concern by retaining its Kansas assets and continue operating to assets by conveying to the Successor Lender all of its remaining oil and gas assets and a Restated Secured Note in the original principal amount of $4,500,000, payable in full at a discount by the payment of $3,300,000 any time before the maturity date, as extended.

Under the Letter Agreement, the EnerJex’s indebtedness and all other obligations under the Loan Documents will be deemed satisfied in full and forgiven. In exchange, we will convey and provide to the Successor Lenders or its designees:

•	Colorado, Texas, and Nebraska Oil and Gas Properties. All of the Company’s and the Subsidiaries’ right, title, and interest in and to all real property leases, oil and gas producing properties, and other assets (including all equipment and tangible personal property) located in Colorado, Texas, and Nebraska, such that, immediately following the effective time of the transaction with the Successor Lenders, neither the Company nor any of the Subsidiaries will have any interest in oil or gas leases, properties, or assets in those states. The conveyance of those assets will be deemed effective as of January 1, 2017, and (a) any net profits derived from the assets between that date and the date that the assets are conveyed to the Successor Lenders will be remitted to the Successor Lenders, or (b) any net liabilities arising from the assets between that date and the date that the assets are conveyed to the Successor Lenders will be remitted to the Company. We may effect the transfer of those assets to the Successor Lenders either by having our Subsidiaries conveyance title to those assets to the Successor Lenders, or by transferring to the Successor Lenders our ownership interests in each such subsidiary.
•	Oakridge Energy Shares. All of the Company’s and the Subsidiaries’ right, title, and interest in and to all shares of Oakridge Energy, Inc.
•	Restated Secured Note. A Restated Secured Note in the original principal amount of $4,500,000, payable in full by the payment of $3,300,000 any time before the maturity date, as extended.

After completion of those transactions, the Company will be free and clear of the lien formerly securing our bank debt and will own the retained Kansas assets, which generate the majority of the Company’s revenue and cash flow from operations. Subject to the lien securing the debt evidenced by the Restated Secured Note.

In short, the transactions contemplated in the Letter Agreement will result in (a) all of the our obligations under the Loan Documents being satisfied in full, such that neither the Company nor any of the Subsidiaries have any further obligations under the Loan Documents, (b) the conveyance of our interest in their oil and gas properties and assets in Colorado, Texas, and Nebraska and our stock in Oakridge Energy, Inc., and (c) our ability to retain its Kansas operating assets subject only to the lien securing the debt evidenced by the Restated Secured Note.

Restated Secured Note

EnerJex’s loan will be restructured in the proposed transaction pursuant to the terms of Restated Secured Note. The Restated Secured Note shall:

1.	be secured by a first-priority lien in the Company’s oil and gas producing assets situated in the State of Kansas;
2.	evidence accrued interest on the $4,500,000 principal balance at a rate of 16% per annum;
3.	bear interest from and after May 1, 2017, at a rate of 16.0% per annum;
4.	be prepayable in full at a discount at any time during the term of the Restated Secured Note upon Enerjex’s paying $3,300,000 to Successor Lender; and
5.	mature and be due and payable in full on November 1, 2017.

We will have two (2) options to extend the maturity date of the Restated Secured Note by 90 days each upon payment of an extension fee of $100,000, which shall be applied against the principal balance of the note.

The loan is payable in full at a discount to the restated principal amount of $4,500,000. So long as $3,300,000 is paid to the Successor Lender on or prior to the maturity date, as extended, all other amounts payable under the Restated Secured Note shall be forgiven, including but not limited to the remaining principal amount of $1,200,000.

We will explore alternative financing of the $3,300,000 discounted repayment amount before the maturity date of the Restated Secured Note. We expect to raise between $3,500,000 and $5,000,000 in capital through debt or equity financing, or a combination of both for the purpose of raising the amounts to repay the Restated Secured Note and provide working capital to fund operations. If we are unable to do so we intend to pursue other strategic financing alternatives to monetize our Kansas oil and gas properties and assets. These alternative financing transactions may be in any form, such as a joint venture, partnership, leasing arrangement, or working interest sales. In addition, the Company may explore outright fee sales of properties as a method of raising capital. The actual structure will likely be a combination of these alternatives, and we feel the restructuring of our loan as provided by the Restated Secured Note provides the Company with the best chance of raising these funds to continue operating as going concern.

Additional Agreements

The Letter Agreement includes undertakings other than those listed above.

Retained Kansas Oil and Gas Assets Shall be Contributed to a Special Purpose Entity

Prior to or concurrently with the closing of the transaction, EnerJex will contribute its remaining oil and gas properties and assets located in Kansas to a wholly-owned, single-purpose, bankruptcy-remote, Delaware limited liability company, which we refer to as the Special Purpose Subsidiary. The Special Purpose Subsidiary shall be managed by EnerJex and will engage an independent manager approved by Successor Lender, whose vote will be required for the Special Purpose Subsidiary to file for bankruptcy protection. The Restated Secured Note will be guaranteed by the Special Purpose Subsidiary, and the Special Purpose Entity will secure the guarantee with a lien on the Kansas oil and gas assets.

All Income from Kansas Assets Shall be Payable to Lender

The Letter Agreement provides that during the term of the Restated Secured Note, the Special Purpose Subsidiary we will pay to Successor Lender all of our net revenues from our existing oil and gas properties in the state of Kansas, and all equipment and tangible personal property owned by EnerJex in Kansas and used by EnerJex in Kansas. Successor Lender and EnerJex shall execute a Deposit Account Control Agreement covering each bank account of EnerJex into which the net revenues from EnerJex’s Kansas assets shall be deposited in order to perfect a lien in the amount of such net revenues.

Employment Offers

The Successor Lender may, but shall not be obligated to, extend (a) to any of our employees an offer to commence employment with (or an offer to be engaged as a consultant to) successor lender from and after the closing, and will assume accrued benefit costs for any such employees that accept the offer, and (b) to each consultant or other person then engaged by the Company to provide services to the Company an offer to provide such services with Successor Lender.

None of our senior executive team or former executive team, including Mr. Watson, our former CEO and Mr. Doug Wright, our CFO, have any agreements or understandings regarding any future employment with the Successor Lender or its affiliates.

Stockholders’ Meeting

We agreed to (a) schedule a meeting of our stockholders to occur on or before May 1, 2017, and (b) at such meeting, to seek the approval of our stockholders to debt satisfaction/asset conveyance transaction.

American Standard Energy Corp. Consulting Agreement

On April 1, 2016, Enerjex entered into a consulting agreement with Baylor Operating, an affiliate of American Standard Energy (“ASEN”) to provide accounting, field operation, payroll and employee management, regulatory compliance, and technical consulting and assistance with regard to the operation of certain oil and assets owned by ASEN. In exchange, EnerJex is entitled to payments of $60,000 per month.

Successor Lender is also the secured lender of ASEN. Prior to entering into the Letter Agreement with the Successor Lender, ASEN was delinquent on its monthly payments to EnerJex required by the consulting agreement. Pursuant to the terms of the Letter Agreement, we agreed to waive payments incurred prior to December 1, 2016, while ASEN (or its affiliates) agreed to make the two (2) monthly payments of $60,000 each owed for December 2016 and January 2017 upon signing the Letter Agreement. In addition, Successor Lender agreed to guarantee the obligation of its affiliate ASEN to pay the company $60,000 monthly on a going forward basis. The Company has also agreed to waive the payment for April 2017.

Conduct of Parties Prior to Closing

We agreed to use commercially reasonable efforts to:

•	Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;
•	Make all necessary repairs;
•	Use the standard of care typical in the industry in the operation and maintenance of our facilities; and
•	Cause our tangible property relating to the conveyed oil and gas assets to maintained in good repair and condition, cause all replacements thereof to be made, and to cause such property to be operated in a good and workmanlike manner in accordance with standard industry practices.

In addition, both parties agreed to take such commercially reasonable action as is necessary to satisfy the conditions to and facilitate the closing of the debt satisfaction/asset conveyance transaction on or before May 1, 2017.

Representations and Warranties

The Letter Agreement contains representations and warranties made by EnerJex and the Successor Lender to each other. The statements embodied in those representations and warranties were made for purposes of the Letter Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Letter Agreement. In addition, some of those representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that generally applicable to stockholders or may have been used for the purpose of allocating risk between EnerJex on the one hand, and Successor Lender on the other, rather than establishing matters as facts.

We made customary representations and warranties (including, in certain cases, with respect to our subsidiaries) to Successor Lender in the Letter Agreement. These representations and warranties relate to, among other things, the following:

•	due authorization and enforceability of the Letter Agreement;
•	ownership and title to the conveyed oil and gas assets;
•	the absence of liens against the conveyed oil and gas assets; and
•	absence of brokers.

Successor Lender made customary representations and warranties to the Company in the letter agreement. These representations and warranties relate to, among other things, the following:

•	due authorization and enforceability of the Letter Agreement;
•	legal and beneficial ownership of the Company’s secured debt; and
•	absence of brokers.

Conditions to the Debt Satisfaction/Asset Conveyance Transaction

The respective obligations of EnerJex and Successor Lender to effect the debt satisfaction/asset conveyance transaction are subject to the satisfaction or waiver, on or prior to the closing, of certain closing conditions.

Each party’s obligation to consummate the debt satisfaction/asset conveyance is also subject to the following additional conditions:

•	the accuracy of the representations and warranties made by the other party in the Letter Agreement;
•	performance or compliance with in all material respects by the other party of its obligations under the Letter Agreement; and
•	the absence of any injunction or order of any court or governmental authority prohibiting the transaction.

Our obligation to effect the debt satisfaction/asset conveyance is subject to the satisfaction or waiver (if permissible under applicable law) on or prior to the closing of the transaction of the following conditions:

•	the approval of the Letter Agreement and the debt satisfaction/asset conveyance transaction set forth therein by the affirmative vote of the holders of more than a majority of the outstanding shares of our common stock entitled to vote at the annual meeting;
•	ASEN or Successor Lender shall have made the payments to EnerJex called for in the Letter Agreement;
•	we receive net offering proceeds of at least $5,000,000 from the issuance of debt or equity securities or from another source.

In addition, the Successor Lender’s obligation to consummate the debt satisfaction/asset conveyance is also subject to the condition that since the date of the Letter Agreement that there not have been a material adverse event with regard to the conveyed oil and gas properties.

Termination of the Letter Agreement

The Letter Agreement may be terminated upon the mutual written consent of the Company and Successor Lender.

The Letter Agreement also may be terminated by either the Company or Successor Lender if any of the following events occurs:

•	the transaction is not consummated on or before May 1, 2017, provided that a party does not have this right to terminate the Letter Agreement if such party is in breach of the Letter Agreement; or

•	any governmental authority permanently restrains, enjoins or otherwise prohibits the debt satisfaction/asset conveyance transaction; or
•	the other party breaches or fails to perform any of its representations, warranties, covenants or agreements set forth in the Letter Agreement, which breach (a) would give rise to the failure of the applicable condition to the non-breaching party’s obligation to consummate the transaction if it was continuing as of the closing and (b) cannot be cured by the breaching party or, if capable of being cured, is not cured within 15 days after receiving written notice from the non-breaching party.

Amendment of the Letter Agreement

At any time prior to the effective time, the Letter Agreement may be amended by written agreement of the parties thereto. However, following receipt of the Company stockholder approval, there shall be no amendment or change to the provisions of the Letter Agreement which by law would require further approval by our stockholders without such approval.

Governing Law

The Letter Agreement is governed by and will be construed in accordance with the laws of the State of Texas, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.

Interests of Directors and Executive Officers in the Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets Transaction

As of March 30, 2017, our directors and executive officers held and are entitled to vote, in the aggregate, 3,973,168 shares of company common stock, representing approximately 47.17% of the voting power of the outstanding shares entitled to vote at the annual meeting.

Additional details of the beneficial ownership of our common stock by our directors and executive officers are set out in the section of this proxy statement entitled “ Voting Securities” beginning on page 10. In addition to their interests in the debt satisfaction/asset conveyance transaction as stockholders, certain of the Company’s directors and executive officers have interests in the transaction that may be different from, or in addition to, the interests of the our stockholders generally.

Our former CEO, Robert Watson, has entered into a separation agreement with the Company pursuant to which he will provide transition consulting services in the amount of $110,000, payable at a rate of $5,000 per month. Mr. Watson will be paid the entire remaining separation and consulting consideration on the earlier of: (1) the date our Colorado and Texas oil and gas assets are disposed of, and (2) December 31, 2017.

In addition, included in the transition services Mr. Watson is performing pursuant to his separation agreement are services on behalf of EnerJex to fulfill our obligations under the consulting agreement with ASEN, an affiliate of the Successor Lender. Mr. Watson has no other agreement, arrangement, or understanding with Successor Lender following the closing.

The Successor Lender also may, but is not obligated to, extend to any of our employees or advisors after the closing of the transaction offers of employment with (or an offer to be engaged as a consultant to) Successor Lender.

In considering the proposals to be voted on at the special meeting, you should be aware of these interests. The members of the board were aware of and considered these interests, among other matters, in evaluating and reaching their decision to adopt the plan to satisfy the Company’s secured indebtedness as set forth in the Letter Agreement and determining that entry into the Letter Agreement was in the best interests of the Company and its stockholders, and in resolving to recommend that the Company’s stockholders vote to approve the Letter Agreement and the transactions set forth therein.

Certain Effects of the Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets

If the proposal to approve the Letter Agreement and the debt satisfaction/asset conveyance transaction set forth therein receives the affirmative vote of the holders of more than a majority of outstanding shares of Company common stock entitled to vote at the meeting, and the other conditions to the closing of the transaction are either satisfied or waived in accordance with the Letter Agreement:

•	the Successor Lender will forgive all of our obligations under our secured credit facilities;
•	we will convey to the Successor Lenders or its designee:
i.	our real property leases and oil and gas producing properties located in Colorado, Texas, and Nebraska,
ii.	our shares in Oakridge Energy, Inc., and
iii.	restated secured note, in the original principal amount of $4,500,000, payable in full at a discounted amount of $3,300,000 million prior to maturity.

Prior to or concurrently with the closing of the transaction, EnerJex will contribute its remaining oil and gas properties and assets located in Kansas, which generate the majority of the Company’s revenue and cash flow from operations, to a wholly-owned, single-purpose, bankruptcy-remote, Delaware limited liability company, which we refer to as the Special Purpose Subsidiary. The Special Purpose Subsidiary shall be managed by EnerJex and will engage an independent manager approved by Successor Lender, whose vote will be required for the Special Purpose Subsidiary to file for bankruptcy protection.

The Restated Secured Note will be guaranteed by the Special Purpose Subsidiary, and the Special Purpose Entity will secure the guarantee with a lien on the Kansas oil and gas assets.

The board believes this transaction is in the best interests of the Company and its stockholders. Although this transaction will materially decrease the size of our business operations, it provides the Company with an opportunity to continue as a going concern.

Unaudited Pro Forma Financial Information

On February 10, 2017 we entered into the Letter Agreement (as amended March 30, 2017) pursuant to which Enerjex and its operating subsidiaries agreed with PWCM Investment Company IC LLC and certain investors (referred to collectively as the “Successor Lender”), the purchaser of our secured indebtedness from our former bank, to consummate several simultaneous transactions:

1.	The Successor Lender would agree to forgive most of our existing secured loan in the approximate principal amount of $17,295,000, and in exchange enter into a secured promissory note (which we refer to as the “Restated Secured Note”) in the original principal amount of $4,500,000.
2.	We would:
a.	convey our oil and gas properties in Colorado, Texas, and Nebraska, and all of our shares of Oakridge Energy, Inc. (together, the “conveyed oil and gas assets”); and
b.	contribute our remaining oil and gas assets in Kansas to a wholly-owned, single purpose, bankruptcy-remote, Delaware limited liability company.

The following selected unaudited pro forma condensed financial information of Enerjex shows the effect on Enerjex of the proposed satisfaction of secured indebtedness/conveyance of assets transaction.

The unaudited pro forma consolidated balance sheet as of December 31, 2016, and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 have been derived from our historical financial statements. The pro forma adjustments have been prepared as if the satisfaction of indebtedness conveyance of oil and gas assets transaction had taken place on December 31, 2016, in the case of the unaudited pro forma consolidated balance sheet and on January 1, 2016, in the case of the unaudited pro forma consolidated statement of operations for the year ended December 31, 2016.

Following our unaudited pro forma consolidated financial statements, we are providing an unaudited pro forma balance sheet as of December 31, 2016, and an unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 for the oil and gas assets we are conveying to Successor Lender, as if those assets were a stand-alone business.

EnerJex presents the unaudited pro forma condensed consolidated financial information for informational purposes only. The pro forma information is not necessarily indicative of what the divided business's financial position or results of operations actually would have been had EnerJex and the Successor lender completed the transaction on the dates indicated. In addition the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the separated businesses.

EnerJex Resources, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of December 31, 2016
(in thousands)

	EnerJex Resources, Inc.	Pro forma Adjustments To Remove Conveyed Oil and Gas Assets	Other Pro Forma Adjustments		EnerJex Resources, Inc. After Conveyance of Oil and Gas Assets
Assets
Current assets:
Cash	$128,035	(79,751)	(32	)(1.b)	$48,252
Cash, restricted	50,000		(50,000	)(1.a)	—
Accounts receivable	610,825	(357,803)			253,022
Inventory	185,733	(127,316)			58,417
Marketable Securities	210,990		(210,990	)(1.c)	—
Deposits and prepaid expenses	493,384	(17,440)	(191,393	)(1.d)	284,551
Total current assets	1,678,967	(582,310)	(452,415)		644,242
					—
Non-current assets:					—
Fixed assets net of accumulated depreciation of $1,817,711	2,077,055	(1,816,143)			260,912
Oil and gas assets net of accumulated DD&A of $15,189,716	3,437,030	(9,261,918)	7,320,248	(1.e)	1,495,360
Other non-current assets	798,809	(578,019)	(220,790	)(1.f)
Total non-current assets	6,312,894	(11,656,080)	7,099,458		1,756,272
Total assets	$7,991,861	$(12,238,390)	$6,647,043		$2,400,514
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$294,241	(94,582)			$199,659
Accrued liabilities	1,535,165	(20,218,749)	19,585,507	(1.g)	901,923
Current portion of long term debt	17,925,000		(17,925,000	)(1.h)	—
New Debt Assumed			4,500,000	(1.i)	4,500,000
Total current liabilities	19,754,406	(20,313,331)	6,160,507		5,601,582
Asset retirement obligation	3,314,191	(1,776,601)			1,537,590
Other long-term liability	3,401,149				3,401,149
Total non-current liabilities	6,715,340	(1,776,601)			4,938,739
Total liabilities	26,469,746	(22,089,932)	6,160,507		10,540,321
Contingencies and commitments:
Stockholders' equity:
Series A Preferred stock, $.001 par value, 25,000,000 shares authorized; 751,815 shares issued and outstanding	938				938
Series B Preferred Stock, $.001 par value	2				2
Common stock, $0.001 par value, 250,000,000 shares authorized; 8,424,161 shares issued and outstanding	8,424				8,424
Paid in capital	69,090,613		1,206,536	(1.j)	70,297,149
Accumulated deficit	(87,577,862)	5,471,786	3,659,754	(1.k)	(78,446,322)
Total stockholders' equity	(18,477,885)	5,471,786	4,866,290		(8,139,809)
Total liabilities and stockholders' equity	$7,991,861	$(16,618,146)	$11,026,797.0		$2,400,512

EnerJex Resources, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
As of December 31, 2016
(in thousands, except per share data)

	EnerJex Resources, Inc.	Pro forma Adjustments To Remove Revenues and Expenses of the Conveyed Oil and Gas Assets	Other Pro Forma Adjustments		EnerJex Resources, Inc. After Conveyance of Oil and Gas Assets
Oil and natural gas revenues	$2,461,727	(1,002,318)			1,459,409
Expenses:
Direct operating expense	2,661,258	(1,477,808)			1,183,450
Depreciation, depletion and amortization	413,967	(235,357)			178,610
Impairment of oil and gas assets	8,032,670	(4,020,563)			4,012,107
Professional fees	310,471	—			310,471
Salaries	1,642,593		(1,207,176	)(2.a)	435,417
Administrative expense	539,571	—	(309,369	)(2.b)	230,202
Total expenses	13,600,530	(5,733,728)	(1,516,545)		6,350,257
Income from operations	(11,138,803)	4,731,410	1,516,545		(4,890,848)
Other income (expense):
Interest expense	(1,911,906)		1,115,944	(2.c)	(795,962)
Gain on derivatives	(2,531,401)		1,429,988	(2.d)	(1,101,413)
Other income (loss)	2,406,340		(1,347,617)(2.e)		1,058,723
Total other income (expense):	(2,036,967)		1,198,315		(838,652)
Net Income (loss)	$(13,175,770)	$4,731,410	$2,714,860		$(5,729,500)
Net (loss)	$(13,175,770)				$(5,729,500)
Preferred dividend	(3,010,211)				(3,010,211)
Net (loss) attributable to common stockholders	$(16,185,981)				$(8,739,711)
Net (loss) per common share basic and diluted	$(1.92)				$(1.04)
Weighted average shares	8,423,936				8,423,936

Conveyed Oil & Gas Assets
Unaudited Pro Forma Consolidated Balance Sheet
As of December 31, 2016

December 31, 2016
Assets
Current assets:
Cash and cash equivalents	129,782
Accounts receivable	417,803
Inventory	127,316
Marketable securities Oakridge Energy	210,990
Deposits and prepaid expenses	269,868
Total current assets	1,155,759
Fixed assets	3,398,481
Accumulated Depreciation	(1,641,494)
Fixed assets (net)	1,756,987
Oil and gas properties using full cost accounting	8,622,616
Accumulated DD&A	(6,680,946)
Oil and gas properties (net)	1,941,670
Other non-current assets	578,019
Total assets	$5,432,435
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	94,582
Accrued liabilities	502,106
Total current liabilities	596,688
Asset retirement obligation	1,776,602
Other long-term liability	3,401,149
Total non-current liabilities	5,177,751
Total liabilities	5,774,439
Contingencies and commitments:
Stockholders' equity:
Paid in capital	39,607,289
Retained deficit	(39,949,292)
Total stockholders' equity	(342,003)
Total liabilities and stockholders' equity	$5,432,435

Conveyed Oil & Gas Assets
Unaudited Pro Forma Consolidated Statement of Operations
As of December 31, 2016
(in thousands, except per share data)

2016
Oil and natural gas revenues	$1,002,318
Expenses:
Direct operating costs	1,426,192
Depreciation, depletion and amortization	235,357
Impairment of oil and gas assets	4,517,845
Salaries	1,259,578
Administrative expense	307,490
Total expenses	7,746,463
Income from operations	(6,744,146)
Other income (expense):
Interest expense	(156,254)
Gain (loss) on derivatives	(1,429,989)
Other income (loss)	1,347,617
Total other income (expense)	(238,625)
Net Income (loss)	$(6,982,771)
Net (loss) per common share basic and diluted	$(0.83)
Weighted average shares	8,423,936

Notes to the Unaudited Pro Forma Consolidated Financial Information

1.	Basis of Presentation

The unaudited pro forma consolidated balance sheet as of December 31, 2016, and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 have been derived from our historical financial statements. The pro forma adjustments have been prepared as if the transaction had taken place on December 31, 2016, in the case of the unaudited pro forma consolidated balance sheet and on January 1, 2016, in the case of the unaudited pro forma consolidated statement of operations for the year ended December 31, 2016.

2.	Pro Forma Adjustments

The following adjustments were made in the preparation of the unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations:

Conveyance of Texas and Colorado Oil and Gas Assets
(1)	Amounts reflect the pro forma adjustments related to our consolidated balance sheet, as if the transaction occurred on December 31, 2016, for the following items with respect to the conveyance of our Texas, Colorado and Nebraska oil and gas assets to Successor Lender:
a.	Represents the transfer of a certificate of deposit that secures the operator bond posted with the Texas Railroad Commission per the terms of the satisfaction of secured indebtedness/conveyance of oil and gas assets transaction.
b.	Represents accrued interest on the certificate of deposit discussed in footnote #1.
c.	Represents the transfer of the marketable securities of Oakridge Energy per the terms of the satisfaction of secured indebtedness/conveyance of oil and gas assets transaction.
d.	Represents adjustments to i) prepaid expenses related to engineering software, ii) adjustments to prepaid insurance for directors and officers policy, general liability policy and other policies, and iii) adjustments to deposits related to utilities and other deposits associated with the Colorado assets.
e.	Represents an adjustment to prior impairment charges so that pro forma balance sheet reflects fair market value of assets per purchase accounting rules.
f.	Represents adjustment to eliminate deferred financing costs associated with the secured credit facility that is being forgiven per the terms of the satisfaction of secured indebtedness/conveyance of oil and gas assets transaction.
g.	Represents i) the elimination of inter-company accounts payable, ii) the elimination of accrued interest associated with the secured credit facility that is being forgiven per the terms of the satisfaction of secured indebtedness/conveyance of oil and gas assets transaction, and iii) a positive adjustment to accrued interest representing interest associated with the new secured promissory note associated with the Kansas assets per the terms of the satisfaction of secured indebtedness/conveyance of oil and gas assets transaction.
h.	Represents the elimination of indebtedness outstanding under secured credit facility that is being forgiven per the terms of the satisfaction of secured indebtedness/conveyance of oil and gas assets transaction.
i.	Represents adjustment to reflect outstanding indebtedness under the new secured promissory note per the terms of the satisfaction of secured indebtedness/conveyance of oil and gas assets transaction.
j.	Represents balancing adjustments to paid in capital resulting from adjustments to the elimination of intercompany debt, the adjustment of prior impairment charges, the adjustment for marketable securities related to Oakridge Energy, the adjustment to prepaid expenses, the elimination of interest expense, the forgiveness of debt under the existing secured credit facility, and the adjustment for the assignment of the certificate of deposit securing the operator bond with the Texas Railroad Commission.
k.	Represents adjustments related to various pro forma entries affecting accumulated deficits.
(2)	Amounts reflect the pro forma adjustments related to our consolidated balance sheet, as if the transaction occurred on December 31, 2016, for the following items with respect to the conveyance of our Texas, Colorado and Nebraska oil and gas assets to Successor Lender:
a.	Represents adjustments to personnel expenses related to the termination of substantially all Company employees. Pro forma salaries expense represents the cost of remaining employees, related payroll expenses, and stock option expense.
b.	Represents adjustments to administrative expenses based on various allocation of expenses to the Kansas assets.
c.	Represents pro forma adjustments to account for i) the reduction of interest expense related to the forgiveness of outstanding debt under secured credit facility per the terms of the satisfaction of secured indebtedness/conveyance of oil and gas assets transaction, ii) an increase in interest expense related to pro forma interest expense incurred on the new secured promissory note per the terms of the satisfaction of secured indebtedness/conveyance of oil and gas assets transaction, and iii) an adjustment to accretion expense related to asset retirement obligations associated with the Kansas assets.
d.	Represents adjustments to reflect the allocation of unrealized hedge gains to the Kansas assets.
e.	Represents adjustments to reflect the allocation of realized hedge gains to the Kansas assets.

Certain Effects if Satisfaction of Secured Indebtedness/Conveyance of Oil and Gas Assets is not Completed

In the event that the proposal to approve the Letter Agreement and the debt satisfaction/asset conveyance transaction set forth therein does not receive the required approval from the our stockholder, or if the transaction is not completed for any other reason, EnerJex will retain all of its business assets and its secured debt will remain outstanding. We are currently in default under the terms of our Loan Documents, and our liabilities likely exceed the value of the assets. Therefore, we will have substantial difficulty continuing to operate as a going concern.

Income Tax Consequences of Transaction

Under general tax rules, the Successor Lenders’ forgiveness of our secured indebtedness is a taxable transaction and normally would generate taxable income to the extent that (a) the accrued and unpaid interest on and the unpaid principal of the debt that is forgiven, exceeds (b) the sum of (i) the fair market value of our Colorado, Texas and Nebraska being conveyed to the Successor Lenders, plus (ii) the fair market value of our shares of Oakridge Energy, Inc., plus (iii) the $4,500,000 Restated Secured Note being issued to the Successor Lender. However, under Section 108 of the Internal Revenue Code of 1986, or the “Code,” the cancellation of indebtedness is not taxable to the extent that it occurs at a time when the taxpayer is insolvent. While we have not obtained a definitive tax opinion regarding the extent of our insolvency, we believe that it is likely that, because of the amount by which our secured indebtedness exceeds the value of our assets, the exclusion available under Section 108 will shelter all or substantially all of the gain that otherwise would be taxable by virtue of the cancellation of our secured indebtedness by the Successor Lenders.

It also is possible that the transaction may create taxable income to the extent that the value of our Colorado, Texas and Nebraska assets exceeds the basis of those shares. See Code Section 1001(a). However, we have a substantial accumulated net operating loss, or “NOL,” and we presently believe that the amount of that NOL will be available to shelter any gain that we otherwise might be required to recognize by virtue of the transfer of our Colorado, Texas and Nebraska assets, and of the shares of Oakridge Energy, Inc. to the Successor Lenders in partial satisfaction of our secured indebtedness.

The vote of holders of common stock holding in the aggregate a majority of the voting power of EnerJex’s common stock present at the meeting is required to approve the proposed transaction with the Successor Lenders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AND RATIFYING THE LETTER
AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN (INCLUDING THE
COMPANY’S DISPOSITION OF CERTAIN OF ITS ASSETS AND RESTATEMENT OF
SECURED NOTE THEREUNDER).

PROPOSAL 4

DIRECTORS’ PROPOSAL TO AMEND THE RESTATED ARTICLES
TO EFFECT REVERSE STOCK SPLIT OF COMMON STOCK

General

Our board of directors has approved and recommended a proposal to authorize the board to effect a reverse stock split of all of our outstanding common stock at a ratio of not less than 1-for-2 and not more than 1-for-25, with our board having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by our board in its sole discretion. The proposal provides that our board will have sole discretion pursuant to Section 78.390(5) of the Nevada Revised Statutes to elect, at any time before the first anniversary of the date of this meeting, as it determines to be in our best interest, whether or not to effect the reverse split, and, if so, the number of our shares of common stock between and including 1-for-2 and 1-for-25 that will be combined into one share of our common stock. Our board believes that this range of reverse split ratios will provide it with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining whether to implement the reverse split following the receipt of stockholder approval, our board of directors may consider, among other things, factors such as:

•	our financial condition and ability to execute our business plans;
•	the historical trading price and trading volume of our common stock;
•	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse split on the trading market for our common stock;
•	our ability to maintain our listing of shares on the NYSE MKT;
•	the anticipated impact of the reverse split on our ability to raise additional financing;
•	which split ratio, within the range described above, would result in the greatest overall reduction in our administrative costs; and
•	prevailing general market and economic conditions.

If approved by stockholders and implemented by the Board, the Reverse Split will become effective on such date as may be determined by the Board upon the filing of the necessary amendments to our Restated Articles with the Secretary of State of the State of Nevada (the “Effective Date”).

Reasons for the Reverse Stock Split

The board believes that a reverse stock split may be desirable for two reasons. First, the board believes that a reverse stock split could improve the marketability and liquidity of our common stock. Second, the board believes that a reverse stock split may facilitate the continued listing of our common stock on the NYSE MKT. While the board currently has no plans to effect the reverse stock split, it would like the authority to do so at any time before the first anniversary of the date of this meeting should the board determine that such a reverse stock split is in the best interests of the Company and its stockholders.

Marketability

Our board of directors believes that the increased market price of our common stock expected as a result of implementing a reverse split could improve the marketability and liquidity of our stock and will encourage interest and trading in our stock. Theoretically, the number of shares outstanding and the share price should not, by themselves, affect the marketability of our common stock, the type of investor who acquires them, or our reputation in the financial community. However, in practice, this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such securities. Our board is aware of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within brokerage firms from dealing in low-priced stocks. Institutional investors typically are restricted from investing in companies whose stocks trade at less than five dollars per share. Stockbrokers may also be subject to restrictions on their ability to recommend stocks trading at less than five dollars per share because of the general presumption that such securities may be highly speculative. In addition, the structure of trading commissions tends to adversely affect holders of low-priced stocks because the brokerage commission on a sale of such securities generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

If approved by stockholders and implemented by the board, the reverse split would be intended, in part, to result in a price level for our common stock that would increase investor interest and eliminate the resistance of brokerage firms and institutional investors. On March 28, 2017, the closing bid price for our common stock, as reported by the NYSE MKT, was $0.35 per share. No assurances can be given that the market price for our common stock would increase in the same proportion as the reverse split or, if increased, that such price would be maintained. In addition, no assurances can be given that the reverse split would increase the price of our common stock to a level in excess of the $5.00 threshold discussed above or otherwise to a level that is attractive to brokerage houses and institutional investors.

Effects of the Reverse Split

If the reverse stock split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our common stock, based on the reverse stock split ratio selected by our board of directors. We have registered our common stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. Our shares of common stock currently trade on the NYSE MKT. The reverse stock split would not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE MKT.

The reverse stock split would be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio would be the same for all issued and outstanding shares of common stock. The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. After the reverse stock split, the shares of our common stock would have the same voting rights and rights to dividends and distributions and would be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the reverse stock split would remain fully paid and non-assessable. The reverse stock split would not affect us continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reverse stock split is not intended to be, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Proportionate voting rights and other rights and preferences of the holders of our common stock and preferred stock would not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split would generally continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the reverse stock split. Moreover, the number of stockholders of record would not be affected by the reverse stock split (except to the extent any stockholders are cashed out as a result of holding fractional shares).

Board Discretion to Implement or Abandon Reverse Split

The reverse split would only be effected upon a determination by our board that the reverse split (with an exchange ratio determined by our Board as described above) is in our best interest. Such determination shall be based upon certain factors, including, but not limited to, our ability to meet stock exchange listing requirements, existing and expected marketability and liquidity of our common stock, our financial condition and ability to execute our business plans, and the expense of effecting the reverse split. Notwithstanding approval of the reverse split by our stockholders, our board may, in its sole discretion, abandon the proposal and determine, prior to the effectiveness of any filing with the Secretary of State of the State of Nevada, not to affect the reverse split. If our Board fails to implement the reverse split on or prior to the one year anniversary of this meeting, stockholder approval again would be required prior to implementing any reverse stock split.

Effective Date

If the amendment to our Restated Articles is approved by our stockholders and implemented by our board, the reverse split would become effective upon the filing of an amendment to our Restated Articles with the Secretary of State of the State of Nevada. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto would be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with reverse split ratio determined by the board within the limits set forth in this proposal.

Fractional Shares

No fractional shares of common stock would be issued as a result of the reverse split. Instead, stockholders who otherwise would be entitled to receive fractional shares would be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing price of our shares of common stock on the day immediately preceding the effective date of the reverse split, as reported on the NYSE MKT, times (ii) the number of shares of our common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.

Other Effect

If approved, the reverse split will result in some stockholders owning “odd-lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this reverse split proposal except to the extent of their ownership of shares of our common stock.

Exchange of Stock Certificates

As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares (“Old Shares”) will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares (“New Shares”) in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

No Appraisal Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Restated Articles to affect the reverse split.

Tax Consequences

The proposed reverse split is being presented for approval based upon the expectation that, among other things, no gain or loss will be recognized by the holders of our common stock (except to the extent of cash, if any, received in lieu of fractional shares) or preferred stock by EnerJex Resources, Inc. A holder who receives cash will generally recognize gain or loss equal to the difference between (i) the portion of the tax basis of the Old Shares allocated to the fractional share interest, and (ii) the cash received.

Each stockholder will have a basis in the New Shares equal to the basis of the Old Shares (except to the extent the basis is allocated to fractional shares). For purposes of determining whether gain or loss on a subsequent disposition is long-term or short-term, the holding period of the New Shares will include the period during which the corresponding Old Shares were held, provided such corresponding Old Shares were held as a capital asset on the date of filing of the amendment to our Restated Certificate.

No ruling has been requested from the Internal Revenue Service with respect to the foregoing tax matters. Stockholders should consult their own tax advisors as to the effect of the reverse split under applicable tax laws.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 4.

PROPOSAL 5

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE ADVISORY “SAY
ON PAY” VOTES

Section 14A of the Exchange Act provides our stockholders with the opportunity to recommend, on an advisory basis, how frequently the Company should provide future advisory “say on pay” votes. By voting on this Proposal 5, stockholders may tell us whether they would prefer to have an advisory “say on pay” vote each year, every two (2) years, or every three (3) years.

Our board of directors has determined that having an advisory “say on pay” vote every three (3) years is the most appropriate policy for our company at this time. Therefore, we recommend that you vote to have future advisory “say on pay” votes every three (3) years. Our executive compensation program is designed to promote a long-term connection between pay and performance, and our board believes that having advisory say on pay votes more frequently than every three years will subject us to additional expenses related to the preparing of our disclosures and the tallying of results of the voting without providing our stockholders with corresponding benefits. This is because the advisory vote on executive compensation occurs well after the beginning of the performance year and because the different elements of our executive compensation program are designed to operate in an integrated manner and complement one another. Therefore, in many cases it may not be appropriate or feasible to change our executive compensation program in consideration of any one year’s advisory vote on executive compensation before our next annual meeting of stockholders.

Although our board of directors believes that holding an advisory “say on pay” vote on executive compensation every three (3) years currently reflects the appropriate balance, our board of directors may reassess this issue periodically and decide that it is in the best interests of our stockholders and our company to hold an advisory “say on pay” vote more or less frequently than the option preferred by our stockholders. We may also decide to vary our practice based on factors such as discussions with our stockholders and the adoption of any material changes to our compensation programs.

Because this is an advisory vote, the voting results will not be binding on our board of directors. Although the vote is advisory, our board of directors will consider the frequency receiving the most votes when deciding how often to have advisory “say on pay” votes in the future. Stockholders can choose one of four choices for this proposal on the proxy card: one (1) year, two (2) years, three (3) years, or abstain. Stockholders are not voting to approve or disapprove our board of directors’ recommendation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO HAVE FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE (3) YEARS (PROPOSAL 5
ON THE PROXY CARD).

PROPOSAL 6

RATIFICATION OF RBSM, LLP AS AUDITORS FOR FISCAL YEAR ENDED 2015

Our board of directors has selected RBSM, LLP as its independent auditor for the fiscal year ended December 31, 2015, and the board is asking stockholders to ratify that selection. Although current law, rules, and regulations require EnerJex’s independent auditor to be engaged, retained, and supervised by the audit committee of the board of directors, our board of directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of RBSM, LLP for ratification by stockholders as a matter of good corporate practice.

The vote of holders of common stock holding in the aggregate a majority of the voting power of EnerJex’s stock present at the meeting is required to approve the ratification of the selection of RBSM, LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF RBSM, LLP
AS AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015.

PROPOSAL 7

REAFFIRM THE APPOINTMENT OF RBSM, LLP AS AUDITORS FOR
THE FISCAL YEAR ENDED 2016

Our board of directors has selected RBSM, LLP as its independent auditor for the fiscal year ended December 31, 2016, and the board is asking stockholders to ratify that selection. Although current law, rules, and regulations require EnerJex’s independent auditor to be engaged, retained, and supervised by the audit committee of the board of directors, our board of directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of RBSM, LLP for ratification by stockholders as a matter of good corporate practice.

It is expected that a representative of RBSM, LLP will be present at the annual meeting to respond to questions, but not to make a statement.

The vote of holders of common stock holding in the aggregate a majority of the voting power of EnerJex’s stock present at the meeting is required to approve the ratification of the selection of RBSM, LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REAFFIRMATION OF RBSM, LLP AS AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016.

Independent Public Accountants

RBSM, LLP was engaged in January 2015 to perform the 2014 audit of the EnerJex financial statements. Aggregate fees billed to us for the fiscal years ended December 31, 2015 and 2016 by RBSM, LLP were as follows:

	Year Ended December 31, 2015		Year Ended December 31, 2016
Audit Fees(1)		$91,800	$
Audit-Related Fees(2)		$20,500		$16,500
Tax fees(3)	$		$
All Other Fees	$		$
Total fees of our principal accountant		$112,300		$16,500

(1)	Audit Fees include fees billed and expected to be billed for services performed to comply with Generally Accepted Auditing Standards (GAAS), including the reviews of the quarterly financial statements included in the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. This category also includes fees for audits provided in connection with statutory filings or procedures related to audit of income tax provisions and related reserves, consents and assistance with5and review of documents filed with the SEC.
(2)	Audit-Related Fees include fees for services associated with assurance and reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation.
(3)	Tax fees consist of fees related to the preparation and review of our federal and state income tax returns.

Audit Committee Policies and Procedures

Our board of directors pre-approves all services to be provided to us by our independent auditor. This process involves obtaining (i) a written description of the proposed services, (ii) the confirmation of our chief financial officer that the services are compatible with maintaining specific principles relating to independence, and (iii) confirmation from our securities counsel that the services are not among those that our independent auditors have been prohibited from performing under SEC rules. After engaging in this process, the members of the board of directors determined to approve or disapprove the engagement of the auditors for the proposed services. In fiscal 2016 and 2015, all fees paid to RBSM, LLP were unanimously pre-approved in accordance with this procedure.

Report of the Audit Committee

Our audit committee submits the following report:

The audit committee retains and oversees the Company’s independent registered public accountants, discusses and reviews with management accounting policies and financial statements, evaluates external and internal audit performance, investigates complaints and other allegations of fraud or misconduct by the Company’s management and employees and evaluates policies and procedures. The audit committee operates under a written charter adopted by our board of directors. The remainder of this report relates to certain actions taken by the audit committee in fulfilling its roles as they relate to ascertaining the independence of our registered public accountants and recommending the inclusion of the Company’s financial statements in its special report.

During fiscal 2016 and 2015, the audit committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The audit committee also met periodically with the independent registered public accounting firm to discuss the results of their examinations, the overall quality of the Company’s financial reporting and their evaluations of its internal controls.

The audit committee of the board has received from the Company’s independent registered public accounting firm, written disclosures and the letter required by the Independence Standards Board’s Standard No. 1, “Independence Discussions with Audit Committees,” that discloses all relationships between the Company and RBSM, LLP that may be thought to bear on the independence of RBSM, LLP from the Company. The audit committee has discussed with both firms the contents of the written disclosure and letter as well as the matters required to be discussed by Statement on Auditing Standards No. 114. The audit committee has reviewed and discussed the audited financial statements of the Company for the years ended December 31, 2016 and 2015, with the Company’s management, which has primary responsibility for the financial statements.

In addition, the audit committee has received the written disclosures and the letter from RBSM, LLP, required by relevant professional and regulatory standards and has discussed with both firms their independence from the Company and its management. In concluding that RBSM, LLP, was independent for its respective audit periods, the audit committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

Based on the reviews and discussions referred to above, we recommended to the board of directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and 2016.

The foregoing report is furnished by the audit committee of the board.

James G. Miller (Chairman)
Richard E. Menchaca

OTHER MATTERS

As of the date of this statement EnerJex’s management knows of no business to be presented to the meeting that is not referred to in the accompanying notice. As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any stockholder proposal about which EnerJex did not receive timely notice.

Expenses of Proxy Solicitation

The principal solicitation of proxies will be made by mail. Expense of distributing this proxy statement to stockholders, which may include reimbursement to banks, brokers and other custodians for their expenses in forwarding this proxy statement, will be borne exclusively by EnerJex.

Proposals of Stockholders

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the EnerJex 2018 annual meeting must be received by EnerJex by April 16, 2017. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act. It is suggested the proposal be submitted by certified mail — return receipt requested. Stockholders who intend to present a proposal at the EnerJex 2017 annual meeting without including such proposal in EnerJex’s proxy statement must have provided EnerJex notice of such proposal no later than June 15, 2017. EnerJex reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DOCUMENTS INCORPORATED BY REFERENCE

As permitted by Item 13(b) of Schedule 14A of Regulation 14A under the Exchange Act, we are “incorporating by reference” into this proxy statement specific documents that we filed with the SEC, which means that we may disclose important information to you by referring you to those documents that are considered part of this proxy statement. Information that we file subsequently with the SEC will automatically update and supersede this information.

We are incorporating by reference the Company’s filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 31, 2017;
•	the Company’s Current Reports on Form 8-K filed on January 11, 2017, January 18, 2017, and February 14, 2017 (except that any portions thereof which are furnished and not filed shall not be deemed incorporated);
•	the description of our common stock contained in our Form 8-A filed on June 12, 2014, including any amendments or reports filed for the purpose of updating the description; and
•	the description of our 10% Series A Cumulative Redeemable Preferred Stock contained in our Form 8-A filed on June 13, 2014, including any amendments or reports filed for the purpose of updating the description.

This proxy statement or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed in this proxy statement. The descriptions of these agreements contained in this proxy statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements, and other information with the Securities and Exchange Commission (“SEC”). You can read and copy these reports, proxy statements, and other information concerning our company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC. The address of that website is http://www.sec.gov.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:

EnerJex Resources, Inc.
4040 Broadway, Suite 508
San Antonio, TX 78209
Attn: Louis G. Schott
(210) 451-5545

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this proxy statement. The documents referred to above are also available from the EDGAR filings that can be obtained through the SEC’s website at www.sec.gov or our website at www.enerjex.com.

By order of the board of directors

Louis G. Schott, Interim Chief Executive Officer

San Antonio, Texas
April 7, 2017

EnerJex Resources, Inc.
4040 Broadway, Suite 508
San Antonio, Texas 78209
(210) 451-5545

February 10, 2017

By Email

PWCM Investment Company IC LLC
614 Davis Street
Evanston, IL 60201

Re:	Satisfaction of Secured Indebtedness Confirmation of Terms

Gentlemen:

We are writing to summarize the terms and conditions of the proposed transactions described below (the “Transactions”):

Parties and Transactions

in which EnerJex Resources, Inc., a Nevada corporation (the “Company”), EnerJex Kansas, Inc. (f/k/a Midwest Energy, Inc.), a Nevada corporation (“EnerJex Kansas”), Working Interest, LLC, a Texas limited liability company (“Working Interest”), Black Sable Energy, LLC, a Texas limited liability company (“Black Sable”), Black Raven Energy, Inc., a Nevada corporation (“Black Raven”), and Adena, LLC, a Colorado limited liability company (“Adena” and, together with the Company, EnerJex Kansas, Working Interest, Black Sable, and Black Raven, collectively “Borrower”), and PWCM Investment Company IC LLC, a Delaware limited liability company and the other Buyers listed in the Loan Sale Agreement dated February 10, 2017 (collectively, the “Successor Lender” and, together with Borrower, individually a “Party” and together the “Parties”), in which (i) Borrower will transfer certain of its assets to Successor Lender or the controlled affiliates of Successor Lender, and (ii) Successor Lender will agree to accept those assets in complete satisfaction of the Company's secured indebtedness to the Successor Lender in the current aggregate unpaid principal amount of approximately $17,925,000 plus all accrued and unpaid interest and other charges thereon and thereunder and all other costs and claims (collectively, the “Secured Indebtedness”) arising under that certain Amended and Restated Credit Agreement dated October 3, 2011, as amended prior to the date hereof (as so amended, the “Credit Agreement”), by and among Texas Capital Bank, N.A. (“TCB”) and IberiaBank (“IberiaBank” and, together with TCM, “Original Lender”); Borrower; TCB, in its capacity as “Administrative Agent” under the Credit Agreement; and DD Energy, Inc., a Nevada corporation (“DD Energy”), and all promissory notes, mortgages, collateral assignments, guaranties, and other documents and instruments evidencing or securing such Secured Indebtedness, as further described on Appendix 1 hereto (collectively, the “Loan Documents”). All rights of Original Lender under the Credit Agreement and other documents and instruments evidencing and securing the indebtedness of Borrower under the Credit Agreement have been sold and assigned to Successor Lender pursuant to that certain Loan Sale Agreement dated February 10, 2017, by and among Original Lender (as “Seller”), Successor Lender, and Borrower.

Annex A-1-1

BINDING AND ENFORCEABLE AGREEMENTS

Upon execution of counterparts of this Letter Agreement by Successor Lender, the following numbered Sections shall constitute the legally binding and enforceable agreement of Borrower and Successor Lender (in recognition of the significant costs to be borne by Successor Lender and Borrower in pursuing the Transactions and further in consideration of their mutual undertakings as to the matters described herein).

1. Consideration for Loan Forgiveness.  In Transactions that will close concurrently at the “Closing” described in Section 5, below:

1.1 Conveyance of Colorado and Texas Assets.

(a) Oil and Gas Properties.  Borrower shall convey to Successor Lender all right, title, and interest in and to all real property leases and oil and gas producing properties and other assets of Borrower situated in the State of Colorado, the State of Texas and the State of Nebraska including all equipment and tangible personal property owned by Borrower, situated in such States, and used by Borrower in connection with the ownership and operation of Borrower's real property leases and oil and gas producing properties located in such states, which assets (i) for the avoidance of doubt, shall include Borrower's assets in the Adena Field, the NECO Project, Weld County, East Crown, and (ii) also shall include the Oil and Gas Plugging, Lease and other Bonds associated therewith, as described in more detail on Appendix 2 to this Agreement the Operating Bonds (the assets described in this Section 1.1(a) collectively, the “Oil and Gas Properties”). Prior to the Closing, the parties will evaluate whether it may be more efficient to structure the conveyance of such Oil and Gas Properties as a transfer of the ownership interests in the Company subsidiaries (i.e., Black Sable Energy, LLC; Black Raven Energy, Inc.; and Adena, LLC) (the “CO and Texas Operating Subsidiaries”) that own record title to those Oil and Gas Properties, excluding therefrom any cash assets of such CO and Texas Operating Subsidiaries.

(b) Effective Date; Adjusting Payment.  The conveyance of such Oil and Gas Properties shall occur as of January 1, 2017 (the “Effective Date”), and at the Closing pursuant to Section 5, below, the Parties shall prorate the income from and direct expenses of such Oil and Gas Properties (or, if applicable, the CO and Texas Operating Subsidiaries) for the period from the Effective Date to the Closing Date (the “Adjusting Period”), and if, with respect to such Adjusting Period, (i) the income from such Oil and Gas Properties exceeded the direct expenses of such Oil and Gas Properties, then at the Closing, Borrower shall pay to Seller an amount equal to the amount of such income, or (ii) the direct expenses of such Oil and Gas Properties exceeded the income from such Oil and Gas Properties, then at the Closing, Seller shall pay to Borrower (or credit against the Cash Payment due under Section 1.3, below) an amount equal to the amount of such income (the payment due between the Parties under this Section 1.1(b), the “Adjusting Payment”). Expenses incurred prior to the Effective Date but paid during the Adjusting Period are to be excluded from the calculation of the Adjusting Payment. If any information with respect to the income from and direct expenses of the Oil and Gas Properties in the Adjusting Period is not available until after the Closing, then as promptly as practicable following the first date as of which such information becomes available, the Parties shall provide to each other a summary thereof and agree upon the Adjusting Payment due with respect thereto (which shall be paid within 30 days after the date on which the Parties agree upon the amount of such Adjusting Payment).

1.2 Oakridge Energy Shares.  Borrower shall transfer to Successor Lender all right, title, and interest in and to all shares of Oakridge Energy, Inc. (the “Oakridge Shares” and, together with the Oil and Gas Properties, the “Transferred Assets”), that are owned by Borrower.

1.3 Cash Payment.  Borrower shall pay to Successor Lender by wire transfer of immediately available funds the sum of $3,300,000, subject to adjustment pursuant to Section 1.1(b), above (the “Cash Payment”).

2. Forgiveness of Secured Loan.  Successor Lender (a) agrees to accept the conveyances, transfers, and payments described in Section 1, above, in complete satisfaction of all amounts due under the Loan Documents and with respect to the Secured Loan, and (b) agrees that at the Closing pursuant to Section 5, below, and in consideration of Borrower's conveyances, transfers, and payments described in Section 1, above, Successor Lender shall make, execute and deliver such documents and instruments as may be

Annex A-1-2

necessary or appropriate for evidencing the release of Borrower and its assets from any further obligation to make any additional payments under the Credit Agreement or any of the other Loan Documents or otherwise with respect to the Secured Loan.

3. Additional Agreements of Parties.

3.1 Retention of Kansas Assets.  For the avoidance of doubt, from and after the Closing, Borrower shall retain its existing oil and gas properties situated in the State of Kansas (and all equipment and tangible personal property then owned by Borrower, situated in such States, and used by Borrower in connection with the ownership and operation of Borrower's real property leases and oil and gas producing properties located in Kansas), and Successor Lender shall not have any claim against or with respect to any such assets.

3.2 Forbearance.  The Parties agree that:

(a) Suspension in Payments.  Borrower shall not be obligated to make any payments to Successor Lender under the Loan Documents or with respect to the Secured Loan prior to the Closing; and

(b) Forbearance.  Successor Lender shall not enforce or exercise prior to the Closing any remedies available to Successor Lender under the Loan Documents by reason of any default by Borrower of any of its obligations under the Loan Documents.

3.3 Company Shareholder Approval.  The Company covenants and agrees to (a) schedule a meeting of its shareholders to occur on or before March 31, 2017, and (b) at such meeting, to seek approval of its shareholders for the Transactions contemplated by this Letter Agreement.

3.4 ASEN Service Agreement.

(a) Successor Lender hereby (i) acknowledges that (A) pursuant to a letter agreement dated April 1, 2016 (the “ASEN Service Agreement”), American Standard Energy (“ASEN”), an affiliate of Successor Lender, engaged the Company to provide certain services to ASEN and agreed to compensate the Company for such services at a rate of $60,000 per month, and (B) ASEN is delinquent in paying amounts due to the Company under that ASEN Service Agreement, (ii) agrees that (A) concurrently with the execution of this Letter Agreement, ASEN shall pay to the Company the sum of $120,000 in satisfaction of the monies due to the Company with respect to December 2016 and January 2017, and (B) ASEN shall pay on or before the last day of each calendar month ending on or prior to the Closing the $60,000 monthly fee due to the Company under the ASEN Agreement with respect to such respective previous calendar month, and (iii) guaranties the due, full, and punctual payment of the amounts that ASEN is obligated to pay to the Company under the preceding clause “(ii)” and the ASEN Agreement.

(b) Subject to ASEN (or Successor Lender) timely paying all amounts due to the Company under clause “(ii)” of Section 3.4(a), above, and to Successor Lender's performance of its obligations under this Letter Agreement, the Company agrees that, at the Closing, the Company shall forgive ASEN's obligation to pay any additional amounts under the ASEN Service Agreement with respect to all periods prior to December 1, 2016. In the event of a termination of this agreement, provided ASEN (or Successor Lender) have performed its obligations under 3.4 (a) and 3.4 (b), the Company shall forgive ASEN's obligation to pay any additional amounts under the ASEN Service Agreement with respect to all periods prior to December 1, 2016.

3.5 Employment Offers.  Effective as of the date of the Closing, Successor Lender may extend (but shall not be obligated to extend) (a) to any of Borrower's employees an offer to commence employment with (or an offer to be engaged as a consultant or advisor to) Successor Lender from and after the Closing, and will assume accrued benefit costs for any such employees that accept that offer, and (b) to each consultant or other person then engaged by Borrower to provide services to Borrower and offer to provide services to Successor Lender or its affiliate.

3.6 Alternative Transactions.  Borrower covenants and agrees that if the Company is unable to obtain on or before March 31, 2017, the shareholder approval contemplated by Section 3.3, above, then Borrower shall take such commercially reasonable actions as may be necessary or appropriate for enabling the Parties to

Annex A-1-3

effectuate in compliance with applicable law as promptly as reasonably practicable thereafter and as efficiently as reasonably practicable, the Transactions contemplated by this Letter Agreement.

3.7 Reasonable Best Efforts.  Borrower covenants and agrees to use reasonable best efforts to assist Successor Lender in correcting any deficiencies in title or security interest related to the assets of Borrower.

3.8 Satisfaction of Conditions.  Each Party covenants and agrees to take such commercially reasonable actions as may be reasonably necessary in order to satisfy the conditions to and to facilitate the Closing of the Transactions on or before April 30, 2017.

3.9 Daily Operations.  Borrower shall use commercial reasonable efforts to (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement); (c) use the standard of care typical in the industry in the operation and maintenance of its facilities; and (d) cause its tangible property relating to the Oil and Gas Properties to be maintained in good repair and condition, cause all necessary replacements thereof to be made, and cause such property to be operated in a good and workmanlike manner in accordance with standard industry practices, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect, provided that, notwithstanding the foregoing or any other provision hereof or of the Loan Documents to the contrary, Borrower shall not be obligated to pay or incur any costs for any capital improvements to the Oil and Gas Properties that are to be transferred to Successor Lender hereunder.

4. Representations and Warranties of Parties.

4.1 Borrower Representations and Warranties.  Borrower represents and warrants to Successor Lender that:

(a) Authorization; Enforceability.  Except for the approval of the Company's shareholders as contemplated by Section 3.3, above, the execution and delivery by Borrower of this Letter Agreement, the performance by Borrower of its respective obligations under this Letter Agreement, and the consummation of the Transactions contemplated hereby have been duly authorized by all necessary corporate or limited liability action, as applicable, and no other proceedings on the part of Borrower, its Board of Directors, shareholders, members, or managers, as applicable, are necessary to approve and adopt this Letter Agreement or to approve the consummation of the transactions contemplated hereby. This Letter Agreement has been duly executed and delivered by Borrower, and, when approved by the Company's shareholders as contemplated by Section 3.3, above, and executed and delivered by the Successor Lender, will be, the legal, valid and binding obligations of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by (A) general principles of equity (whether considered in a proceeding at law or in equity), and (B) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

(b) Ownership.  Borrower is the sole legal and beneficial owner of the Transferred Assets, free and clear of all liens, security interests, claims, and encumbrances (other than (i) the liens securing the Secured Loan, and (ii) with respect to the Adena Oil and Gas Property, an existing after-payout reversionary working interest evidenced in documents of records, and (iii) a lien securing taxes not yet due and payable). Subject to obtaining the approval of the Company's shareholders as contemplated by Section 3.3, above, Borrower has full power and every right and lawful authority, without the consent of any other Person, to make, execute, and deliver this Letter Agreement and perform its obligations hereunder.

(c) Title.  No Person (other than Successor Lender pursuant to this Letter Agreement) has any option or other right to acquire the Transferred Assets. Upon execution and delivery of this Letter Agreement and the performance by Successor Lender of its respective obligations hereunder, Successor Lender shall acquire title to the Transferred Assets, free and clear of all liens, security interests, claims, and encumbrances whatsoever arising by or through Borrower.

Annex A-1-4

(d) Brokers and Finders.   Borrower has not engaged and is not obligated to pay any fees to any broker or finder or other agent in connection with the Transactions contemplated hereunder.

4.2 Successor Lender Representations and Warranties.  Successor Lender hereby represents and warrants to Borrower that:

(a) Authorization; Enforceability.  The execution and delivery by Successor Lender of this Letter Agreement, the performance by Successor Lender of its respective obligations under this Letter Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability action, and no other proceedings on the part of Successor Lender, its members or managers are necessary to approve and adopt this Letter Agreement or to approve the consummation of the transactions contemplated hereby. This Letter Agreement has been duly executed and delivered by Successor Lender, and when executed and delivered by Borrower will be, the legal, valid and binding obligations of Successor Lender, enforceable against it in accordance with its terms, except as such enforceability may be limited by (A) general principles of equity (whether considered in a proceeding at law or in equity), and (B) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

(b) Ownership.  Successor Lender is the sole legal and beneficial owner of all rights of the lender (including those of all “Banks”) under the Credit Agreement and all other Loan Documents, free and clear of all liens, security interests, claims, and encumbrances (other than the liens securing the Secured Loan). Successor Lender has full power and every right and lawful authority, without the consent of any other Person, to make, execute, and deliver this Letter Agreement and perform its obligations hereunder.

(c) Brokers and Finders.   Successor Lender has not engaged and is not obligated to pay any fees to any broker or finder or other agent in connection with the Transactions contemplated hereunder.

5. Conditions to Closing.

5.1 Conditions to Borrower Obligations.  The obligations of Borrower under this Letter Agreement are subject to satisfaction or waiver by Borrower of the following conditions at or prior to the Closing:

(a) Each of the representations and warranties of Successor Lender contained in Section 4.2 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing;

(b) Successor Lender shall have performed and complied with all agreements and obligations contained in this Letter Agreement that are required to be performed or complied with by Successor Lender on or before such Closing;

(c) The shareholders of the Company shall have approved the Transactions contemplated by this Letter Agreement;

(d) ASEN (or Successor Lender) shall have paid prior to delinquency all payments due to the Company in accordance with Section 3.4(a), above.

(e) The Company shall have received from the issuance of debt or equity securities or from another source after the date hereof and prior to the Closing at least $5,000,000 of net offering proceeds.

(f) No injunction or order must be in effect by any Court or other governmental agency prohibiting the Transactions.

5.2 Conditions to Successor Lender's Obligations.

(a) Each of the representations and warranties of Borrower contained in Section 4.1 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing;

(b) Borrower shall have performed and complied with all agreements and obligations contained in this Letter Agreement that are required to be performed or complied with by Borrower on or before such Closing;

Annex A-1-5

(c) There shall not have occurred any material adverse event with respect to the Oil and Gas Properties.

(d) No injunction or order must be in effect by any Court or other governmental agency prohibiting the Transactions.

6. Closing.  The closing of the Transactions contemplated by this Letter Agreement (the “Closing”) shall occur at the offices of the Company, 4040 Broadway, Suite 508, San Antonio, Texas 78209, at 10:00 a.m., Central time, on or before April 30, 2017. At the Closing:

6.1 Borrower Deliveries.  Borrower shall:

(a) Make, execute and deliver such deeds, bills of sale, and other instruments of transfer as may be necessary to vest in Successor Lender title to the Transferred Assets, free and clear of all liens, claims, and encumbrances (other than the liens under the Loan Documents);

(b) Deliver to Successor Lender the sum of $3,300,000 (as adjusted for Adjusting Payments) by wire transfer of immediately available funds; and

(c) Make, execute and deliver such other commercially reasonable documents and instruments, and take such other commercially reasonable actions, as may be necessary or convenient for effectuating the Transactions in accordance with this Letter Agreement.

6.2 Successor Lender Deliveries.  Successor Lender shall:

(a) Make, execute and deliver in recordable form such reconveyances, releases, and other documents and instruments as may be necessary to release all assets of the Company (other than the Transferred Assets) from the lien securing the Secured Loan;

(b) Make, execute and deliver an instrument in commercially reasonable form to memorialize the discharge of the Secured Loan in full and the release of Borrower from all further claims under the Loan Documents; and

(c) Make, execute and deliver such other commercially reasonable documents and instruments, and take such other commercially reasonable actions, as may be necessary or convenient for effectuating the Transactions in accordance with this Letter Agreement.

(d) Make all remaining payments, if any, that are due to the Company under Section 3.4(a), above, with respect to all periods ending on or prior to the Closing Date.

7. Indemnification.  Successor Lender hereby agrees to indemnify, defend, and hold Borrower free and harmless from any and all claims arising from or related to Successor Lender's operation of the Oil and Gas Properties arising after the Closing Date, including the cost of defense of any such claims, and further indemnifies Borrower from any and all claims arising from or related to the environmental condition of the Oil and Gas Properties, whether arising before or after the Closing Date. Buyer shall assume all obligations and liabilities for the proper plugging of all wells at the Oil and Gas Properties and any other unplugged wells located on the leases for any portion of the Oil and Gas Properties. Successor Lender's obligations under this Section 7 shall survive the Closing of the Transactions pursuant to this Letter Agreement.

8. Termination of Agreement.

8.1 Termination.  This Letter Agreement may be terminated prior to the Closing as follows:

(a) by written consent of Borrower and Successor Lender;

(b) by either of the Parties, if any order of any Governmental Authority permanently restraining, enjoining or otherwise prohibiting the consummation of the Transaction shall have become final and non-appealable;

Annex A-1-6

(c) by Borrower, if there shall be a breach by Successor Lender of any representation or warranty or any covenant or agreement contained in this Letter Agreement which would result in a failure of a condition set forth in Section 4.1 and which breach cannot be cured or has not been cured within 15 calendar days after the giving of written notice to Successor Lender of such breach;

(d) by Successor Lender, if there shall be a breach by Seller of any representation or warranty or any covenant or agreement contained in this Letter Agreement which would result in a failure of a condition set forth in Section 4.2 and which breach cannot be cured or has not been cured within 15 calendar days after the giving of written notice to Borrower of such breach;

(e) by Borrower, on the one hand, or Successor Lender, on the other hand, if the Closing does not occur by the close of business on April 30, 2017 (the “Termination Date”); provided that, notwithstanding the foregoing, Borrower may not terminate this Letter Agreement pursuant to this Section 8.1(e) if Borrower is, and Successor Lender may not terminate this Letter Agreement pursuant to this Section 8.1(e) if Successor Lender is, in material breach of any of its respective obligations or representations, warranties, covenants or agreements contained in this Letter Agreement. For the avoidance of doubt, a Party not then in breach of its obligations hereunder may terminate this Letter Agreement pursuant to this Section 8.1(e) if any of the conditions to such Party’s obligations shall not have been satisfied by the Termination Date.

The termination of this Letter Agreement shall be effectuated by the delivery by the Party terminating this Letter Agreement to each other Party of a written notice of such termination.

8.2 Survival after Termination.  If this Letter Agreement is terminated in accordance with Section 8.1, above, then (a) no Party thereafter shall have any further obligations to consummate the Transactions pursuant to this Letter Agreement and (b) each Party shall retain all claims arising from a breach by such Party of its obligations under this Letter Agreement.

9. Miscellaneous.

9.1 Notices.  All notices, requests, demands or other communications permitted or required under this Letter Agreement shall be effective only if in writing, and shall be deemed to have been given, received and delivered (a) when personally delivered; (b) on the third (3rd) business day after the date on which mailed by certified or registered United States mail, postage prepaid and return receipt requested; or (c) on the same date on which transmitted by facsimile or other similar electronic means generating a receipt evidencing a successful transmission; or (d) on the next business day after the business day on which deposited with a public carrier regulated under United States laws for the fastest commercially available delivery (e.g., overnight), with a return receipt (or equivalent thereof administered by such regulated public carrier) requested, in a sealed envelope addressed to the Party for whom intended at the address set forth on the signature page of this Letter Agreement or such other address, notice of which is given as provided in this Section 9.1.

9.2 Severability.  If any provision of this Letter Agreement is for any reason found to be ineffective, unenforceable, or illegal by any court having jurisdiction, such condition shall not affect the validity or enforceability of any of the remaining portions hereof, unless it deprives any Party hereto of any material right or license held by such Party under this Letter Agreement. The Parties shall negotiate in good faith to replace any such ineffective, unenforceable or illegal provisions as soon as is practicable, and the substituted provision shall, as closely as possible, have the same economic effect as the eliminated provision.

9.3 Independent Contractors.  Performance by the Parties under this Letter Agreement shall be as independent contractors. This Letter Agreement is not intended and shall not be construed as creating a joint venture or partnership, or as causing either Party to be treated as the agent of the other Party for any purpose or in any sense whatsoever, or to create any fiduciary or any other obligations other than those expressly imposed by this Letter Agreement.

9.4 Binding Effect.  This Letter Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

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9.5 Force Majeure.  Neither Party shall be liable for any default or delay in performance of any of its obligations under this Letter Agreement if such default or delay is caused, directly or indirectly, by fire, flood, earthquake or other acts of God; labor disputes, strikes or lockouts; wars, rebellions or revolutions; riots or civil disorder; accidents or unavoidable casualties; interruptions in transportation or communications facilities or delays in transit or communication; supply shortages or the failure of any Person to perform any commitment to such Party related to this Letter Agreement; or any other cause (whether similar or dissimilar to those expressly enumerated in this Section 9.5) beyond such Party's reasonable control.

9.6 Entire Agreement; Amendments.  This Letter Agreement, and the exhibits hereto (a) set forth the entire understanding of the Parties concerning the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relating to the subject matter hereof, whether oral or written, and (b) may not be modified or amended, except by a written instrument executed after the effective date of this Letter Agreement by the Party sought to be charged by the amendment or modification.

9.7 Governing Law; Jurisdiction; Venue.  This Letter Agreement shall be governed by and construed in accordance with applicable provisions of the laws of the State of Texas (without regard to application of its conflict-of-law principles), and each Party hereby consents to the jurisdiction of the courts of the State of Texas for purposes of all actions commenced to construe or enforce this Letter Agreement. This Letter Agreement has been negotiated, executed, and delivered in Bexar County, Texas, and shall be performed in such County, and the exclusive venue for all actions arising under with this Letter Agreement shall be the District Court in and for Bexar, Texas.

9.8 Attorneys' Fees.  If any action or proceeding is commenced to construe this Letter Agreement or enforce the rights and duties set forth herein, then the Party prevailing in that action shall be entitled to recover its costs and fees in that action, as well as the costs and fees of enforcing any judgment entered therein.

9.9 Waiver.  No waiver of any term, provision or condition of this Letter Agreement, the breach or default thereof, by conduct or otherwise, in one or more instances shall be deemed to be either a continuing waiver or a waiver of a subsequent breach or default of any such term, provision or condition of this Letter Agreement. The failure of any Party hereto to enforce at any time any provision of this Letter Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Letter Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Letter Agreement shall be held to constitute a waiver of any other or subsequent breach.

9.10 Construction.  This Letter Agreement is the result of negotiations between the Parties and neither of the Parties entering into this Letter Agreement has acted under any duress or compulsion, whether legal, economic or otherwise. The Parties hereby waive the application of any rule of law that ambiguous or conflicting terms or provisions should be construed against the Party who (or whose attorney) prepared this Letter Agreement or any earlier draft of the same. In this Letter Agreement, the word “Person” includes any individual, company, trust or other legal entity of any kind, and the word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” Unless the context of this Letter Agreement otherwise clearly requires, references to the plural include the singular and the singular the plural. Unless otherwise expressly indicated herein, the words “hereof,” “hereunder,” and similar terms in this Letter Agreement refer to this Letter Agreement as a whole and not to any particular provision of this Letter Agreement. All references to “Section” herein shall refer to the sections and paragraphs of this Letter Agreement unless specifically stated otherwise. The section and other headings, if any, contained in this Letter Agreement are inserted for convenience of reference only, and they neither form a part of this Letter Agreement nor are they to be used in the construction or interpretation of this Letter Agreement.

9.11 Counterparts; Electronic Signatures.   This Letter Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, binding on each signatory thereto. This Letter Agreement may be executed by signatures delivered by facsimile or email, and a copy hereof that is executed and delivered by a Party by facsimile or email will be binding upon that Party to the same extent as a copy hereof containing that Party's original signature.

Annex A-1-8

Acceptance of Terms

If the provisions of this Letter Agreement are acceptable, then please sign and date this Letter Agreement in the spaces provided below and return a copy to me by facsimile or email. If we do not receive from you prior 11:59 p.m., Central Time, on February 10, 2017, a copy of this Letter Agreement that you have executed to indicate your acceptance, then the offer memorialized above will expire at that time.

[Signatures appear on following page.]

Annex A-1-9

We look forward to hearing from you.

Sincerely,

EnerJex Resources, Inc., a Nevada corporation	EnerJex Kansas, Inc. (f/k/a Midwest Energy, Inc.), a Nevada corporation
By Name: Title:	By Name: Title:
Working Interest, LLC, a Texas limited liability company	Black Sable Energy, LLC, a Texas limited liability company
By Name: Title:	By Name: Title:
Black Raven Energy, Inc., a Nevada corporation	Adena, LLC, a Colorado limited liability company
By Name: Title:	By Name: Title:

Annex A-1-10

Acceptance

The undersigned agrees to and accepts the foregoing terms and conditions of this Letter Agreement, and agrees to be legally bound by the provisions of the lettered paragraphs under the heading “Binding and Enforceable Provisions,” above.

PWCM Investment Company IC LLC, a Delaware limited liability company
Date	By Name: Title:

Annex A-1-11

Appendix 1
to
Letter Agreement

List of Loan Documents

1.	Amended and Restated Credit Agreement among Texas Capital Bank, N.A., as Administrative Agent (“TCB”), the other financial institutions and banks Party thereto from time to time, EnerJex Resources, Inc. (“EnerJex”), EnerJex Kansas, Inc. (“EnerJex Kansas”), DD Energy, Inc. (“DD Energy”), Working Interest, LLC (“Working Interest”, and Black Sable Energy, LLC (“Black Sable,” together with EnerJex, EnerJex Kansas, DD Energy and Working Interest, “Borrowers”).
2.	Amended and Restated Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues from Working Interest to and in favor of TCB (“Amended and Restated Mortgage”) with Mortgage Tax Affidavit.
3.	Second Amended and Restated Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues from EnerJex Kansas and DD Energy to and in favor of TCB (“Second Amended and Restated Mortgage”) with Mortgage Tax Affidavit.
4.	Master Amendment to, and Ratification of, Collateral Documents dated August 13, 2014 (recorded in Anderson, Douglas, Franklin, Greenwood, Johnson, Linn, Miami and Woodson Counties, KS).
5.	First Amendment to Amended and Restated Credit Agreement dated December 4, 2011.
6.	First Amendment to Second Amended and Restated Mortgage; Ratification of Liens; and Release of Liens dated December 4, 2011 among EnerJex Kansas, DD Energy, Rantoul Partners (“Rantoul”) and TCB (“First Amendment”) with Mortgage Tax Affidavit.
7.	Second Amendment to Amended and Restated Credit Agreement dated August 31, 2012.
8.	Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues dated August 31, 2012 from Working Interest, LLC to TCB (with Mortgage Registration Tax Affidavit).
9.	Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues dated August 31, 2012 from Black Sable Energy, LLC to TCB.
10.	Third Amendment to Amended and Restated Credit Agreement dated November 2, 2012.
11.	Fourth Amendment to Amended and Restated Credit Agreement dated January 24, 2014, but effective December 31, 2012.
12.	First Amendment to Amended and Restated Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues by Working Interest, as Mortgagor, and TCB, as Mortgagee (“First Amendment to WI A&R Mortgage”).
13.	Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues from Working Interest to TCB (“WI Mortgage”), with Mortgage Registration Tax Certificate.
14.	Fifth Amendment to Amended and Restated Credit Agreement dated September 30, 2013.
15.	Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues dated September 30, 2013 from Adena to Chris D. Cowan, trustee, for the benefit of Agent (in such capacity, the “Collateral Agent”)
•	Morgan County, CO
•	Phillips County, CO
•	Sedgwick County, CO

Appendix 1, Page-1

16.	Sixth Amendment to Amended and Restated Credit Agreement dated November 19, 2013.
17.	Third Amended and Restated Note dated November 19, 2013 by Borrowers and made payable to Texas Capital Bank, N.A. in the original principal amount of $65,789,473.68.
18.	Note dated November 19, 2013 by Borrowers and made payable to IBERIABANK in the original principal amount of $34,210,526.32.
19.	Seventh Amendment to Amended and Restated Credit Agreement dated June 16, 2014.
20.	Eighth Amendment to Amended and Restated Credit Agreement dated as of August 13, 2014.
21.	Master Amendment to, and Ratification of, Collateral Documents dated as of August 13, 2014 (recorded in Anderson, Douglas, Franklin, Greenwood, Johnson, Linn, Miami, and Woodson Counties, Kansas).
22.	Ninth Amendment to Amended and Restated Credit Agreement dated as of April 29, 2015.
23.	Tenth Amendment to Amended and Restated Credit Agreement dated effective as of August 12, 2015.
24.	First Amendment to Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues dated effective October 2, 2015 among Working Interest and Agent (recorded in Woodson County, KS).
•	Mortgage Registration Tax Affidavit dated October 16, 2015 executed by Working Interest.
25.	Second Amendment to Second Amended and Restated Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues dated effective October 2, 2015 among EnerJex Kansas and Agent (recorded in Woodson County, KS).
26.	First Amendment to Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues dated effective October 2, 2015 among Black Sable and Agent (recorded in Atascosa County, TX).
27.	Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues dated effective October 2, 2015 from Black Sable to Agent (recorded in Frio County, TX).
28.	Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues dated effective October 2, 2015 from Black Raven to Agent (recorded in Weld County, CO).
29.	Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues dated effective October 2, 2015 from Black Raven to Agent (recorded in Phillips and Sedgwick Counties, CO).
30.	Eleventh Amendment to Amended and Restated Credit Agreement dated effective as of November 13, 2015.

Appendix 1, Page-2

Appendix 1
to
Letter Agreement

Description of Colorado Bonds

[To Follow.]

EnerJex Resources, Inc.
4040 Broadway, Suite 508
San Antonio, Texas 78209
(210) 451-5545

March 30, 2017

By Email

PWCM Investment Company IC LLC
614 Davis Street
Evanston, IL 60201

Re:	First Amendment to Letter Agreement

Gentlemen:

We are writing this letter (the “Amendment”) to confirm certain amendments to the terms of that certain letter agreement dated February 10, 2017, “Re: Satisfaction of Secured Indebtedness; Confirmation of Terms” (the “Letter Agreement”) by and among the “Borrower” and the “Successor Lender” named therein. All capitalized terms that appear in this Amendment and are not defined herein shall have the respective meanings ascribed thereto in the Letter Agreement.

1. Amendment of Letter Agreement.

1.1 Amendment of Section 1.3.  Section 1.3 of the Letter Agreement is hereby amended and restated in its entirety to read as follows:

“1.3 Secured Note.  Borrower shall execute in favor of Successor Lender a secured promissory note (the “Restated Secured Note”) in the original principal amount of $4,500,000.

(a) The Restated Secured Note shall (i) be secured by a first-priority lien in the Company’s oil and gas producing assets situated in the State of Kansas as described in the Loan Documents, (ii) evidence accrued interest on the $4,500,000 principal balance at a rate of 16% per annum, (iii) bear interest from and after May 1, 2017, at a rate of sixteen percent (16.0%) per annum, (iv) be prepayable in full at a discount at any time during the term of the Restated Secured Note upon Borrower’s paying $3,300,000 to Successor Lender, and (v) mature and be due and payable in full on November 1, 2017, provided that (A) Borrower shall have two options to extend the maturity date of the Restated Secured Note for a period of up to 90 days each by delivering to Successor Lender prior to the then-scheduled maturity date both a written notice of extension and payment of an extension fee in the amount of $100,000, (B) each such extension fee shall be applied against the $3,300,000 discounted payoff amount, (C) the $3,300,000 payoff amount shall be further reduced in accordance with Section 1.3(b), below, and (D) for the avoidance of doubt, if Borrower pays to Lender $3,300,000 (less previously paid extension fees, if any) prior to the final maturity date of the Restated Secured Note (as extended by Borrower), then Successor Lender thereupon shall (x) forgive the remaining principal of the Restated Secured Note, all accrued and unpaid interest, and other costs and fees accrued under the Restated Secured Note, and (y) release Borrower’s Kansas assets from the lien securing the Restated Secured Note.

(b) The terms of the Restated Secured Note shall require Borrower to pay to Successor Lender all net revenues of Borrower from the operation of its Kansas oil and gas asset, which net revenues shall reduce the $3,300,000 payment required to discharge the Restated Secured Note. For purposes of the foregoing, the term “net revenues” shall mean the gross revenues, reduced by royalties, lease operating expenses, taxes, capital expenditures (other than drilling costs), and other operating expenses.

(c) Successor Lender and Borrower shall execute a Deposit Account Control Agreement covering each bank account of Borrower into which the net revenues from Borrower’s Kansas assets shall be deposited in order to perfect a lien in the amount of such net revenues.

(d) The Restated Note shall be a nonrecourse obligation of Borrower, and upon any default by Borrower thereunder, Successor Lender shall look solely to its lien in and shall exercise its remedies

Annex A-2-1

solely with respect to the Company’s oil and gas assets that are situated in Kansas and pledged, and the net revenues therefrom, as security for such Restated Note.

1.2 Amendment of Section 5.1(e).  Section 5.1(e) of the Letter Agreement is hereby deleted in entirety.

1.3 Amendment of Section 3.6.  The reference to March 31, 2017 shall be April 30, 2017.

1.4 Amendment of Sections 3.8, 6, and 8.1(e): Closing Date.  The parties hereby agree that the Closing Date shall be May 1, 2017. In furtherance thereof, the references to “April 30, 2017,” in Sections 3.8, 6 and 8.1(e) are hereby amended to be references to “May 1, 2017.”

1.5 Amendment of Section 6.1.

(a) Section 6.1(b) of the Letter Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Deliver to Successor Lender the Restated Secured Note in the principal amount of $4,500,000”

(b) Section 6.1 of the Letter Agreement is hereby amended by adding at the end thereof the following new Sections 6.1(d), 6.1(e), and 6.1(f) to read as follows:

“(d) Make, execute and deliver Deposit Account Control Agreements in furtherance of Section 1.3(c), above.

(e) Make, execute and deliver the Restated Secured Note.

(f) Make, execute and deliver a written amendment to the ASEN Service Agreement, by which the Borrower shall forgive any requirement that ASEN pay the invoice for services delivered by Borrower thereunder in the month of April 2017.”

(c) Section 6.2 of the Letter Agreement is hereby amended and restated in its entirety to read as follows:

“6.2 Successor Lender Deliveries.  Successor Lender shall:

(a) Make, execute and deliver in recordable form such amendments, reconveyances, releases, and other documents and instruments as may be necessary to release from the lien securing the Secured Loan and the Restated Note (i) all bank accounts of the Borrower, other than the Borrower’s bank accounts into which net revenues from such Kansas assets shall be deposited, and (ii) all assets first acquired by Borrower after March 29, 2017.

(b) Make, execute and deliver an instrument in commercially reasonable form to memorialize the reduction in the principal balance of the Secured Loan to be equal to the original principal amount of the Restated Secured Note.

(c) Execute a written acceptance of the Restated Secured Note, agreeing to the terms thereof as described in Section 1.3, above.

(d) Make, execute and deliver such other commercially reasonable documents and instruments, and take such other commercially reasonable actions, as may be necessary or convenient for effectuating the Transactions in accordance with this Letter Agreement.”

2. Conveyance of Kansas Assets to SPE Subsidiary.

2.1 Prior to or concurrently with the Closing on or before May 1, 2017, Borrower will form (or merge all existing subsidiary entities that own Borrower's Kansas assets with and into) a wholly-owned, single-purpose, bankruptcy-remote, Delaware limited liability company (the “SPE Sub”), (a) of which the Company is the sole member and whose sole purpose is to own and operate the Kansas Assets, and (b) which (i) will be managed by the Company, and (ii) will engage an independent manager approved by Successor Lender, whose vote is required as a condition of such SPE Sub filing a bankruptcy petition under the United States Bankruptcy Code.

Annex A-2-2

2.2 At the Closing on or before May 1, 2017, the SPE Sub will (a) guarantee the obligations of Borrower under Restated Secured Note, and (b) secure that guaranty by a mortgage encumbering the Kansas oil and gas producing assets.

3. Consideration for Amendment.  The parties acknowledge and agree that Borrower’s waiver of the fees accruing under the ASEN Service Agreement pursuant to Section 6.1(f) of the Letter Agreement (as added thereto pursuant to Section 1.4(b), above) is the consideration for Successor Lender’s agreement to execute this Amendment and discharge the obligations of Successor Lender hereunder.

4. Miscellaneous.   Except as expressly modified by Sections 1, 2, and 3, above, all of the terms and conditions of the Letter Agreement are hereby ratified and confirmed and remain in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, binding on each signatory thereto. A copy of this Amendment that is executed by a party and transmitted by that party to the other party by facsimile or as an attachment ( e.g., in “.tif” or “.pdf” format) to an email shall be binding upon the signatory to the same extent as a copy hereof containing that party's original signature.

Annex A-2-3

Sincerely,

EnerJex Resources, Inc., a Nevada corporation	EnerJex Kansas, Inc. (f/k/a Midwest Energy, Inc.), a Nevada corporation
By Name: Louis G. Schott Title: Interim Chief Executive Officer	By Name: Louis G. Schott Title: Interim Chief Executive Officer
Working Interest, LLC, a Texas limited liability company	Black Sable Energy, LLC, a Texas limited liability company
By Name: Louis G. Schott Title: Interim Chief Executive Officer	By Name: Louis G. Schott Title: Interim Chief Executive Officer
Black Raven Energy, Inc., a Nevada corporation	Adena, LLC, a Colorado limited liability company
By Name: Louis G. Schott Title: Interim Chief Executive Officer	By Name: Louis G. Schott Title: Interim Chief Executive Officer

Annex A-2-4

Acceptance

The undersigned agrees to and accepts the foregoing terms and conditions of this Amendment, and agrees to be legally bound by the numbered paragraphs therein.

RES Investment Group, LLC, a North Carolina limited liability company	PWCM Investment Company IC LLC, a Delaware limited liability company
By Name: Robert E. Stephenson, Jr. Title: Managing Member	By Name: David M. Zirin Title: Manager
Round Rock Development Partners, LP, a Delaware limited partnership	Cibolo Holdings, LLC a Texas limited liability company
By Cibolo Creek Partners, LLC, a Delaware limited liability company, its general partner	By: Name: Phillip R. Hall Title: Manager
By Name: B.J. Parrish Title: Vice President

Annex A-2-5

ENERJEX RESOURCES, INC.

PROXY

Annual Meeting of Stockholders
April 27, 2017

This Proxy is solicited on behalf of the EnerJex board of directors

The undersigned appoints Richard E. Menchaca or R. Atticus Lowe of EnerJex Resources, Inc., with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of stockholders of EnerJex Resources, Inc., to be held Thursday, April 27, 2017, beginning at 9:00 a.m., local time, at the Company's offices located at 4040 Broadway, Suite 508, San Antonio, Texas, and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement to stockholders dated April 7, 2017, a copy of which has been received by the undersigned, as follows:

1.	Election of directors, to serve until the next annual meeting and until their successors are elected and qualify (the Board recommends a vote FOR each of the following nominees) – COMMON STOCK VOTES ONLY:

	FOR	AGAINST	ABSTAIN
R. Atticus Lowe	☐	☐	☐
James G. Miller	☐	☐	☐
Lance W. Helfert	☐	☐	☐
Richard Menchaca	☐	☐	☐

2. Election of Series A Preferred directors, to serve until the next annual meeting and until their successors are elected and qualify – SERIES A PREFERRED STOCK VOTES ONLY: PROPOSAL TABLED.

FOR	AGAINST	ABSTAIN

3.

To approve and ratify the transaction between the Company, certain of its subsidiaries, and the Successor Lenders for the transfer of certain Company and subsidiary assets and cash to those Successor Lenders or their designees in consideration of the complete satisfaction of the indebtedness owed by the Company and its subsidiaries to the Successor Lenders–COMMON STOCK VOTES ONLY.

☐	☐	☐
FOR	AGAINST	ABSTAIN

4.

Authorize the Board of Directors to effect a reverse stock split of the outstanding shares of our common stock at an exchange ratio of not less than 1-for-2 and no more than 1-for-25, with the Board of Directors having the discretion to determine (i) whether or not to effect any reverse stock split and (ii) the exact ratio of any reverse split, at a ratio of whole numbers within the above range–COMMON STOCK VOTES ONLY.

☐	☐	☐

	EVERY 3 YEARS	EVERY 2 YEARS	EVERY 1 YEAR	ABSTAIN
5. Advisory vote on the frequency of the advisory votes on the compensation of Named Executive Officers. The Board recommends an advisory vote every three (3) years –COMMON STOCK VOTES ONLY.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
6. Affirmation and ratification of RBSM, LLP, as auditors for the fiscal year ended December 31, 2015 –COMMON STOCK VOTES ONLY.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
7. Affirmation and ratification of RBSM, LLP, as auditors for fiscal year ending December 31, 2016 –COMMON STOCK VOTES ONLY.	☐	☐	☐

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY, IF OTHERWISE DULY EXECUTED, WILL BE VOTED FOR EACH OF THE MATTERS SET FORTH ABOVE.

Number of Common Stock Shares

Date , 2017	Number of Series A preferred stock Shares

Please sign exactly as your name appears on your stock certificate(s).
If your stock is issued in the names of two or more persons, all of them must sign this proxy. If signing in representative capacity, please indicate your title.	Signature
Print Name Here
Signature
Print Name Here

Please check the following box if you intend to attend the annual meeting in person: [      ]

PLEASE SIGN AND RETURN THIS PROXY ON OR PRIOR TO APRIL 27, 2017.

Mail To: Standard Registrar and Transfer Company, Inc.
440 East 400 South, Suite 200
Salt Lake City, UT 84111
or facsimile to (801) 328-4058